UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.       )

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WD-40 COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WD-40 COMPANY

1061 Cudahy Place

San Diego, California 92110

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

The 2015 Annual Meeting of Stockholders of WD-40 Company will be held at the following location and for the following purposes:

When:		Tuesday, December 8, 2015, at 2:00 p.m.

Where:		Joan B. Kroc Institute for Peace & Justice University of San Diego 5998 Alcala Park San Diego, California 92110

Items of Business:	1.	To elect a Board of Directors for the ensuing year and until their successors are elected and qualified;
	2.	To hold an advisory vote to approve executive compensation;
	3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2016; and
	4.	To consider and act upon such other business as may properly come before the meeting.

Who Can Vote:		Only the stockholders of record at the close of business on October 12, 2015 are entitled to vote at the meeting.

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:

VIA THE INTERNET Visit the website listed on your proxy card	BY MAIL Sign, date and return your proxy card in the enclosed envelope
BY TELEPHONE Call the telephone number on your proxy card	IN PERSON Attend the Annual Meeting in San Diego

By Order of the Board of Directors Richard T. Clampitt Corporate Secretary San Diego, California October 29, 2015

PROXY STATEMENT SUMMARY

We provide below highlights of certain information in this Proxy Statement. As it is only a summary, please refer to the complete Proxy Statement and 2015 Annual Report before you vote.

2015 ANNUAL MEETING OF STOCKHOLDERS

Date and Time: December 8, 2015, at 2:00 p.m.	Record Date: October 12, 2015
Place: Joan B. Kroc Institute for Peace & Justice University of San Diego 5998 Alcala Park San Diego, California 92110	Meeting Webcast: www.wd40company.com in the Investor Relations section beginning at 2:00 p.m. Pacific Time on December 8, 2015

CORPORATE GOVERNANCE

Our Corporate Governance Policies Reflect Best Practices

•	Annual election of all directors	•	Executive sessions of independent directors held at each regularly scheduled board meeting

•	Independent chair	•	Company policy prohibits pledging and hedging of WD-40 Company stock by directors

•	Eight of nine directors are independent	•	All equity grants received by directors since 2007 must be held until board service is ended

•	Independent chair approves board meeting agendas

VOTING MATTERS AND BOARD RECOMMENDATIONS

Management Proposals:	Board’s Recommendation	Page
Election of Directors (Item No. 1)	FOR all Director Nominees	3

Advisory Vote To Approve Executive Compensation (Item No. 2)	FOR	15

Ratification of appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2016 (Item No. 3)	FOR	39

 EXECUTIVE COMPENSATION PHILOSOPHY AND FRAMEWORK

Compensation Objectives

The Company’s executive compensation program is designed to achieve five primary objectives:

1.Attract, motivate, reward and retain high performing executives;

2.Align the interests and compensation of executives with the value created for stockholders;

3.Create a sense of motivation among executives to achieve both short- and long-term Company objectives;

4.Create a direct, meaningful link between business and team performance and individual accomplishment and rewards; and

5.Ensure our compensation programs are appropriately competitive in the relevant labor markets.

Our Executive Compensation Programs Incorporate Strong Governance Features

•	No Employment Agreements with Executive Officers	•	Executive Officers are Subject to Stock Ownership Guidelines

•	No Supplemental Executive Retirement Plans for Executive Officers	•	Executives are Prohibited from Hedging or Pledging Company Stock

•	Long-Term Incentive Awards are Subject to Double-Trigger Vesting upon Change of Control	•	No Backdating or Re-pricing of Equity Awards

•	Annual and Long-Term Incentive Programs Provide a Balanced Mix of Goals for Profitability and Total Stockholder Return Performance	•	Financial Goals for Performance Awards Never Reset

Say-on-Pay Voting

At the Company’s 2011 Annual Meeting of Stockholders, the first advisory Say-on-Pay vote was held and the Company’s stockholders were also asked to express their preference as to the frequency of future Say-on-Pay votes. With regard to the advisory vote as to the frequency of future Say-on-Pay votes, the Company’s stockholders expressed a preference to have Say-on-Pay votes every year. The Say-on-Pay votes approving the Named Executive Officers (“NEOs”) compensation for 2011 through 2014 have been approved in each year by more than 95% of the votes cast.

Please see the Compensation Discussion and Analysis section of this proxy statement for a detailed description of our executive compensation.

GENERAL INFORMATION

Q:	Why am I receiving these proxy materials?
A:

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of WD-40 Company for use at its Annual Meeting of Stockholders to be held on Tuesday, December 8, 2015, and at any postponements or adjournments thereof. This Proxy Statement and enclosed form of Proxy are first sent to stockholders on or about October 29, 2015.

At the meeting, the stockholders of WD-40 Company will consider and vote upon (i) the election of the Board of Directors for the ensuing year; (ii) an advisory vote to approve executive compensation; and (iii) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2016. Detailed information concerning these matters is set forth below. Management knows of no other business to come before the meeting.

Q:	What constitutes a quorum in order to hold and transact business at the Annual Meeting?
A:

The close of business on October 12, 2015, is the record date for stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders of WD-40 Company. On October 12, 2015, WD-40 Company had outstanding 14,450,490 shares of $.001 par value common stock. Stockholders of record entitled to vote at the meeting will have one vote for each share so held on the matters to be voted upon. If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Broker non-votes are shares that are held of record by a bank or broker as to which the bank or broker has not received instructions from the beneficial owner as to how the shares are to be voted.

Q:	If I hold my shares through a broker, how do I vote?
A:

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. If you hold your shares through a broker, it is important that you cast your vote if you want it to count in the election of directors and in the advisory vote to approve executive compensation. You may have received a notice from the Company entitled “Important Notice Regarding the Availability of Proxy Materials Stockholder Meeting to Be Held on December 8, 2015” with voting instructions or you may have received these proxy materials with separate voting instructions. Follow the instructions to vote or to request further voting instructions as set forth on the materials you have received. For more information on this topic, see the Securities and Exchange Commission (“SEC”) Investor Alert issued in February 2010 entitled “New Shareholder Voting Rules for the 2010 Proxy Season at http://www.sec.gov/investor/alerts/votingrules2010.htm.

Q:	How will my vote be cast if I provide instructions or return my Proxy and can I revoke my proxy?
A:

If the enclosed form of Proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified thereon. If no specified instruction is given with respect to a particular matter on your form of Proxy, your shares will be voted by the proxy holder as set forth on the form of Proxy. A Proxy may be revoked by attendance at the meeting or by filing a Proxy bearing a later date with the Secretary of the Company.

Q:	How are the proxies solicited and what is the cost?
A:	The cost of soliciting proxies will be borne by the Company. Solicitations other than by mail may be made by telephone or in person by employees of the Company for which the expense will be nominal.

PRINCIPAL SECURITY HOLDERS

The following table sets forth information concerning those persons known to the Company to be the beneficial owners of more than 5% of the common stock of the Company.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership October 12, 2015		Percent of Class
BlackRock, Inc.	1,261,247	[1]	8.73%
40 East 52nd Street
New York, NY 10022

Parnassus Investments	1,250,189	[2]	8.65%
1 Market Street, Suite 1600
San Francisco, CA 94105

Vanguard Group, Inc.	1,029,166	[3]	7.12%
P.O. Box 2600
Valley Forge, PA 19482

William Blair & Company, L.L.C.	782,511	[4]	5.42%
222 W Adams Street
Chicago, IL 60606

[1]

As of June 30, 2015, BlackRock, Inc. (“BlackRock”) and five BlackRock subsidiary investment managers filed reports on Form 13F with the Securities and Exchange Commission to report beneficial ownership of a total of 1,261,247 shares managed by eight BlackRock investment managers. BlackRock disclaims investment discretion with respect to all shares reported as beneficially owned by its investment management subsidiaries. BlackRock Institutional Trust Company, N.A. reported sole investment discretion and sole voting authority with respect to 333,970 shares and sole investment discretion and no voting authority with respect to 32,149 shares. Sole investment discretion and sole voting authority with respect to shares is reported for the following BlackRock subsidiaries: BlackRock Fund Advisors as to 810,869 shares, BlackRock Investment Management, LLC as to 54,979 shares, BlackRock Asset Management Ireland Limited as to 11,200 shares and four other BlackRock subsidiaries as to a total of 15,937 shares. One of the BlackRock subsidiaries reported sole investment discretion and no voting authority with respect to 2,143 shares. Beneficial ownership information for BlackRock, Inc. and its investment management subsidiaries as of October 12, 2015 is unavailable.

[2]

As of June 30, 2015, Parnassus Investments (“Parnassus”) filed a report on Form 13F with the Securities and Exchange Commission to report beneficial ownership of 1,250,189 shares. Parnassus reported sole investment discretion with respect to all shares, sole voting authority with respect to 1,202,514 shares and no voting authority with respect to 47,675 shares. Beneficial ownership information as of October 12, 2015 is unavailable.

[3]

As of June 30, 2015, The Vanguard Group, Inc. (“Vanguard”) filed a report on Form 13F with the Securities and Exchange Commission to report beneficial ownership of 1,029,166 shares, including 19,571 shares held by Vanguard Fiduciary Trust Company and 600 shares held by Vanguard Investments Australia, Ltd. Vanguard Fiduciary Trust Company reports shared investment discretion and sole voting authority with respect to all shares and Vanguard Investments Australia, Ltd. reports shared investment and voting authority with respect to all shares. Vanguard reported sole investment discretion and no voting authority with respect to 1,007,795 shares and sole investment discretion and sole voting authority with respect to 1,200 shares. Beneficial ownership information as of October 12, 2015 is unavailable.

[4]

As of June 30, 2015,  William Blair & Company, L.L.C. (“William Blair”) filed a report on Form 13F with the Securities and Exchange Commission to report beneficial ownership of a total of 782,511 shares. William Blair reported sole investment discretion and sole voting authority with respect to 702,892 shares and sole investment discretion and no voting authority with respect to 79,619 shares.  Beneficial ownership information for William Blair as of October 12, 2015 is unavailable.

ITEM NO. 1

NOMINEES FOR ELECTION AS DIRECTORS

AND SECURITY OWNERSHIP OF MANAGEMENT

At the Company’s Annual Meeting of Stockholders, the nine nominees named below under the heading, Nominees for Election as Directors, will be presented for election as directors until the next Annual Meeting of Stockholders and until their successors are elected or appointed. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, any proxy granted to vote for such nominee will be voted for a nominee designated by the present Board of Directors to fill such vacancy.

The nominees for election to the Board of Directors who receive a plurality of the votes cast for the election of directors by the shares present, in person or by proxy, shall be elected as directors. Holders of common stock are not entitled to cumulate their votes in the election of directors. Withheld votes and broker non-votes are not counted as votes in favor of any nominee. Since the nine nominees receiving the most votes will be elected as directors, withheld votes and broker non-votes will have no effect upon the outcome of the election.

Article III, Section 2 of the Bylaws of the Company, approved by stockholders on December 9, 2008, provides that the authorized number of directors of the Company shall not be less than seven nor more than twelve until changed by amendment of the Certificate of Incorporation or by a bylaw duly adopted by the stockholders. The exact number of directors is to be fixed from time to time by a bylaw or amendment thereof duly adopted by the stockholders or by resolution of the Board of Directors. The number of directors was fixed at nine effective as of March 24, 2015 by resolution of the Board of Directors adopted on March 24, 2015. On the same date, the Board of Directors elected Melissa Claassen as a director to fill the vacancy created by the increase in the number of authorized directors. Ms. Claassen has been nominated for election as a continuing director at the Annual Meeting.

DIRECTOR INDEPENDENCE

The Board of Directors has determined that each director and nominee other than Garry O. Ridge is an independent director as defined in Rule 5605(a)(2) of the Marketplace Rules of The Nasdaq Stock Market LLC (the “Nasdaq Rules”). In considering the independence of directors, the Board of Directors considered Gregory A. Sandfort’s indirect interest, as an executive officer of Tractor Supply Company, in purchases of the Company’s products made by Tractor Supply Company in the ordinary course of business. The Company has concluded that Mr. Sandfort’s indirect interest in such transactions is not material and does not require specific disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”).

Information concerning the independence of directors serving on committees of the Board of Directors is provided below as to each committee.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following tables set forth certain information, including beneficial ownership of the Company’s common stock, for the current directors, for the executive officers named in the Summary Compensation Table below, and for all directors and executive officers as a group.

				Amount and Nature of Beneficial Ownership October 12, 2015 [1]
Director/Nominee	Age	Principal Occupation	Director Since	Number		Percent of Class
Giles H. Bateman	70	Investor; Retired CFO, Price Club	2003	19,201	[2]	*
Peter D. Bewley	69	Investor; Retired General Counsel, The Clorox Company	2005	23,005	[3]	*
Melissa Claassen	43	Vice President Business Unit Finance - adidas Group	2015	784	[4]	*
Richard A. Collato	72	Investor, Retired President & CEO, YMCA of San Diego County	2003	17,238	[5]	*
Mario L. Crivello	75	Investor	1994	284,438	[6]	1.97%
Linda A. Lang	57	Investor; Retired Chairman & CEO, Jack in the Box, Inc.	2004	16,583	[7]	*
Garry O. Ridge	59	President and CEO, WD-40 Company	1997	70,401	[8]	*
Gregory A. Sandfort	60	President and CEO, Tractor Supply Company	2011	12,779	[9]	*
Neal E. Schmale	69	Board Chair, WD-40 Company; Retired President and COO, Sempra Energy	2001	24,491	[10]	*

*Less than one (1) percent.

[1]	All shares owned directly unless otherwise indicated.
[2]

Mr. Bateman has the right to acquire 7,300 shares upon the exercise of stock options and the right to receive 8,218 shares upon settlement of restricted stock units upon termination of his service as a director of the Company.

[3]

Mr. Bewley has the right to acquire 3,800 shares upon the exercise of stock options and the right to receive 13,724 shares upon settlement of restricted stock units upon termination of his service as a director of the Company.

[4]	Ms. Claassen has the right to receive 784 shares upon settlement of restricted stock units upon termination of her service as a director of the Company.
[5]

Mr. Collato has the right to acquire 3,800 shares upon the exercise of stock options and the right to receive 9,466 shares upon settlement of restricted stock units upon termination of his service as a director of the Company.

[6]	Mr. Crivello has the right to receive 7,452 shares upon settlement of restricted stock units upon termination of his service as a director of the Company.
[7]	Ms. Lang has the right to receive 12,941 shares upon settlement of restricted stock units upon termination of her service as a director of the Company.
[8]

Mr. Ridge has the right to receive 5,884 shares upon settlement of restricted stock units upon termination of employment, the right to receive 5,232 shares upon settlement of restricted stock units upon vesting within 60 days and the right to receive 12,746 shares upon settlement of vested market share units. Mr. Ridge also has voting and investment power over 1,210 shares held under the Company’s 401(k) plan.

[9]	Mr. Sandfort has the right to receive 7,511 shares upon settlement of restricted stock units upon termination of his service as a director of the Company.
[10]	Mr. Schmale has the right to receive 13,724 shares upon settlement of restricted stock units upon termination of his service as a director of the Company.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS (Continued)

			Amount and Nature of Beneficial Ownership October 12, 2015 [1]
Executive Officer	Age	Principal Occupation	Number		Percent of Class
Jay W. Rembolt	64	Vice President, Finance, Treasurer and Chief Financial Officer, WD-40 Company	39,747	[2]	*
Michael L. Freeman	62	Division President, the Americas, WD-40 Company	26,230	[3]	*
William B. Noble	57	Managing Director, EMEA, WD-40 Company Limited	10,233	[4]	*
Geoffrey J. Holdsworth	53	Managing Director, Asia-Pacific, WD-40 Company (Australia) Pty. Limited	8,607	[5]	*
All Directors and Executive Officers as a Group			560,144	[6]	3.84%

*Less than one (1) percent.

[1]	All shares owned directly unless otherwise indicated.
[2]

Mr. Rembolt has the right to acquire 11,160 shares upon exercise of stock options,  the right to receive 1,189 shares upon settlement of restricted stock units upon vesting within 60 days and the right to receive 2,654 shares upon settlement of vested market share units. Mr. Rembolt also has voting and investment power over 6,080 shares held under the Company’s 401(k) plan.

[3]

Mr. Freeman has the right to receive 3,971 shares upon settlement of restricted stock units upon termination of employment, the right to receive 1,276 shares upon settlement of restricted stock units upon vesting within 60 days and the right to receive 3,186 shares upon settlement of vested market share units. Mr. Freeman also has voting and investment power over 2,303 shares held under the Company’s 401(k) plan.

[4]

Mr. Noble has the right to receive 3,971 shares upon settlement of restricted stock units upon termination of employment, the right to receive 920 shares upon settlement of restricted stock units upon vesting within 60 days and the right to receive 2,230 shares upon settlement of vested market share units.

[5]

Mr. Holdsworth has the right to receive 3,971 shares upon settlement of restricted stock units upon termination of employment, the right to receive 637 shares upon settlement of restricted stock units upon vesting within 60 days and the right to receive 1,592 shares upon settlement of vested market share units.

[6]

Total includes the rights of directors and executive officers to acquire a total of 26,060 shares upon exercise of stock options, the rights of executive officers and directors to receive a total of 91,617 shares upon settlement of restricted stock units upon termination of employment or service as a director of the Company, the rights of executive officers to receive a total of 10,820 shares upon settlement of restricted stock units upon vesting within 60 days, the rights of executive officers to receive a total of 24,362 shares upon settlement of vested market share units and a total of 10,569 shares held by executive officers under the Company’s 401(k) plan.

NOMINEES FOR ELECTION AS DIRECTORS

GILES H. BATEMAN – Director

Giles H. Bateman was elected to the Board of Directors in 2003. Mr. Bateman has been retired since 2000. He was a co-founder and Chief Financial Officer of Price Club from 1976 until 1991. Mr. Bateman served as director and Chairman of CompUSA, Inc. from 1994 until 2000. Mr. Bateman served as a director of Tuesday Morning, Inc. from 2002 until 2006, as a director of United PanAm Financial Corp. from 2006 until 2010, and as a director of Life Time Fitness, Inc. from 2006 until 2015. Mr. Bateman’s financial expertise, considerable public company board experience and knowledge of the retail industry provide the Board with a breadth of relevant skill and experience.

Skills and Expertise:

•	Former CFO with in-depth financial expertise
•	Strong consumer retail background
•	Broad public company board experience

Committees:

•	Audit (Chair)
•	Finance

PETER D. BEWLEY– Director

Peter D. Bewley was appointed to the Board of Directors in 2005. Mr. Bewley served as Associate General Counsel for Johnson & Johnson from 1985 to 1994 after serving as a staff attorney with Johnson & Johnson from 1977 to 1985. He was Vice President, General Counsel and Secretary and Chief Compliance Officer of Novacare, Inc. from 1994 to 1998. Mr. Bewley was the Senior Vice President–General Counsel and Secretary of The Clorox Company from 1998 until his retirement in 2005. He presently serves as a director of Tractor Supply Company. Mr. Bewley’s experience at consumer packaged goods companies prepared him to address strategic issues confronting the Company. In addition, his service as general counsel and secretary of two public companies provides the Board with a practical and in depth perspective on corporate governance and legal matters.

Skills and Expertise:

•	Former General Counsel with extensive legal experience
•	Governance expert
•	Consumer packaged goods industry background

Committees:

•	Governance (Chair)
•	Audit
•	Compensation

MELISSA CLAASSEN –  Director

Melissa Claassen was elected to the Board of Directors on  March 24, 2015. Ms. Claassen is vice president, business unit finance – adidas Group.  Ms. Claassen served as the chief financial officer of Taylor Made – adidas Golf from 2012 to 2015. From 1996 until 2012 Ms. Claassen held positions at various adidas subsidiaries including chief financial officer of adidas Group Hong Kong and Taiwan, controlling director at adidas Group China, head of marketing controlling, senior financial controller, finance manager, SAP team lead, management accountant, and financial accountant.  Ms. Claassen’s extensive knowledge and expertise in the areas of collaboration, finance, accounting, and international business enhance the Board’s management oversight capabilities.

Skills and Expertise:

•	Leadership
•	Collaboration
•	International business
•	In-depth finance and accounting expertise

Committees:

•	Governance

RICHARD A. COLLATO – Director

Richard A. Collato was elected to the Board of Directors in 2003. Mr. Collato served as President and Chief Executive Officer of the YMCA of San Diego County from 1981 until his retirement in 2010. He is currently a General Manager of Ingold Family Investments, LLC. Mr. Collato served as a director of Surge Global Energy, Inc. from 2006 to 2008, as a director of Sempra Energy from 1993 to 2010 and as a director of PepperBall Technologies, Inc. from 2008 to 2011. Mr. Collato has extensive public and private company board experience and 29 years of successful CEO experience. He serves on the board of the Corporate Directors Forum and is an adjunct professor at the University of San Diego’s graduate program, teaching corporate governance. His understanding of corporate governance and management theory and practice makes him a contributing member of the Board.

Skills and Expertise:

•	Former CEO with deep management experience
•	Particular expertise in compensation and risk management
•	Knowledgeable in governance matters

Committees:

•	Compensation (Chair)
•	Audit

MARIO L. CRIVELLO – Director

Mario L. Crivello was elected to the Board of Directors in 1994. Mr. Crivello was the managing owner and master of Tuna Purse Seiners until his retirement in 1984. Mr. Crivello and members of his family have been investors in the Company since its founding. His long-standing relationship with the Company and his insight into its history and market position provide the Board with a valuable shareowner perspective.

Skills and Expertise:

•	Institutional knowledge from the Company’s beginning
•	Significant shareholder with strong shareholder perspective
•	Former business owner with focus on cost management and return

Committees:

•	Compensation
•	Finance
•	Governance

LINDA A. LANG – Director

Linda A. Lang was elected to the Board of Directors in 2004. Ms. Lang was Chairman of the Board and Chief Executive Officer of Jack in the Box, Inc. from 2005 until her retirement in 2014. From 1996 until 2005 she held the offices of President and Chief Operating Officer, Executive Vice President, Senior Vice President Marketing, Vice President and Regional Vice President, Southern California Region, and Vice President Marketing. Ms. Lang has extensive knowledge and expertise in the areas of brand management and marketing, financial management and reporting, supply chain and distribution management as well as strategic planning, executive compensation and succession management. Her experience in these and other areas of corporate management and governance offer complementary experience to the Board.

Skills and Expertise:

•	Former CEO in touch with today’s consumer
•	In depth experience in brand management, finance, distribution and compensation
•	Strong focus on strategy development, strategic planning and strategy execution

Committees:

•	Finance (Chair)
•	Compensation

GARRY O. RIDGE – President & CEO

Garry O. Ridge joined WD-40 Company in 1987 as Managing Director, WD-40 Company (Australia) Pty. Limited and he was responsible for Company operations throughout the Pacific and Asia. Mr. Ridge transferred to the corporate office in 1994 as Director International Operations and was elected Vice President - International in 1995. He was elected to the position of Executive Vice President/Chief Operating Officer in 1996 and he was named President and Chief Executive Officer in 1997. He was also elected to the Board of Directors in 1997. Prior to joining WD-40 Company Mr. Ridge was Managing Director of Mermax Pacific Pty. Ltd. and held a number of senior management positions with Hawker Pacific Pty. Ltd. (a Hawker Siddeley PLC Group Company) which was a licensee for WD-40 until 1988. As the CEO of the Company, Mr. Ridge offers the Board an important Company-based perspective. In addition, his particular knowledge of the Company’s international markets and industry position provides the Board with valuable insight.

Skills and Expertise:

•	CEO of the Company
•	Leader with a passion for a strong culture, employee engagement and protecting and maximizing the return on the Company’s brand assets
•	Particular expertise in driving a global business

GREGORY A. SANDFORT – Director

Gregory A. Sandfort was elected to the Board of Directors in 2011. Mr. Sandfort assumed the role of President and Chief Executive Officer of Tractor Supply Company in 2013. Mr. Sandfort served as President and Chief Operating Officer of Tractor Supply Company since 2012. Mr. Sandfort served as President and Chief Merchandising Officer of Tractor Supply Company since 2009 and he served as Executive Vice President-Chief Merchandising Officer of Tractor Supply Company from 2007 to 2009. Mr. Sandfort previously served as President and Chief Operating Officer at Michael’s Stores, Inc. from 2006 to 2007, and as Executive Vice President-General Merchandise Manager at Michaels Stores, Inc. from 2004 to 2006.  Mr. Sandfort brings a retail industry perspective to the Board. The Board also values Mr. Sandfort’s extensive management experience in the retail industry.

Skills and Expertise:

•	Active CEO in a channel that distributes the Company’s products
•	Brings a retail industry perspective
•	Direct connection with consumers of the Company’s products

Committees:

•	Finance
•	Governance

Neal E. Schmale – Chair

Neal E. Schmale was elected to the Board of Directors in 2001. Mr. Schmale was named Board Chair in 2004. Mr. Schmale was President and Chief Operating Officer of Sempra Energy from 2006 until his retirement in 2011. Previously, he was Executive Vice President and Chief Financial Officer of Sempra Energy from 1998 through 2005. Mr. Schmale served as a director of Sempra Energy from 2004 until 2011. He presently serves as a director of Murphy Oil Corporation. Mr. Schmale’s past experience as director on four public company boards and his extensive senior management experience with a Fortune 300 company offers the Board valuable judgment and management perspective.

Skills and Expertise:

•	Former COO and CFO with broad financial and operations experience
•	Focused on strategy and execution
•	Extensive public company board experience

Committees:

•	Audit
•	Finance
•	Governance

BOARD LEADERSHIP, RISK OVERSIGHT AND COMPENSATION-RELATED RISK

The Board of Directors of WD-40 Company has maintained separation of its principal executive officer and board chair positions for many years. In addition, the board chair position is held by an independent director and the Charter of the Corporate Governance Committee provides that a retiring Chief Executive Officer will not be nominated to stand for re-election to the Board. The Board of Directors believes that separation of the principal executive officer and the board chair positions is appropriate for the Company given the size of the Board and the need for undivided attention of the Chief Executive Officer to the implementation of strategic directives and overall management responsibilities. As an independent director, the board chair can provide leadership to the Board without perceived or actual conflicts associated with individual and collective interests of management employees. The Board of Directors believes that a retiring Chief Executive Officer should not continue to serve as a director in order to provide management with an unfettered ability to provide new leadership.

Risk oversight is undertaken by the Board of Directors as a whole but various Board Committees are charged with responsibility to review and report on business and management risks included within the purview of each Committee’s responsibilities. The Compensation Committee considers risks associated with the Company’s compensation policies and practices, with particular focus on the cash incentive compensation (“Incentive Compensation”) and equity awards offered to the Company’s executive officers. The Audit Committee considers risks associated with financial reporting and internal control and risks related to information technology catastrophe and disaster recovery, as well as management of the Company’s insurance risks and coverage. The Finance Committee considers risks associated with the Company’s financial management and investment activities, acquisition-related risks and Employee Retirement Income Security Act of 1974 plan oversight. The Board and the Committees receive periodic reports from management employees having responsibility for the management of particular areas of risk. The Chief Executive Officer is responsible for overall risk management and provides input to the Board of Directors with respect to the Company’s risk management process and is responsive to the Board in carrying out its risk oversight role.

With respect to compensation-related risk, the Company’s management has undertaken an annual assessment of the Company’s compensation policies and practices and strategic business initiatives to determine whether any of these policies or practices, as well as any compensation plan design features, including those applicable to the executive officers, are reasonably likely to have a material adverse effect on the Company. Based on this review, management has concluded that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. This conclusion is based primarily on the fact that the incentives underlying most of the Company’s compensation plan design features are directed to a balance between increased profitability and longer-term stockholder returns. Management has discussed these findings with the Compensation Committee.

BOARD OF DIRECTORS MEETINGS, COMMITTEES AND ANNUAL MEETING ATTENDANCE

The Board of Directors is charged by the stockholders with managing or directing the management of the business affairs and exercising the corporate power of the Company. The Board of Directors relies on the following standing committees to assist in carrying out the Board of Directors’ responsibilities: the Audit Committee, the Compensation Committee, the Corporate Governance Committee and the Finance Committee. Each of the committees has a written charter approved by the Board of Directors and such charters are available on WD-40 Company’s website at http://www.wd40company.com within the “Investors” section. There were seven meetings of the Board of Directors during the last fiscal year. Each director serving for the full fiscal year attended at least 75 percent of the aggregate of the total number of meetings of the Board and of all committees on which the director served. The Board of Directors holds an annual organizational meeting on the date of the Annual Meeting of Stockholders. All Directors are expected to attend the Annual Meeting. At the last Annual Meeting of Stockholders, all of the prior year nominee directors were present with the exception of Richard A. Collato.

BOARD OF DIRECTORS COMPENSATION

Director compensation is set by the Board of Directors upon the recommendation of the Corporate Governance Committee. The Corporate Governance Committee conducts an annual review of non-employee director compensation, including consideration of a survey of director compensation for the same peer group of companies used by the Compensation Committee for the assessment of executive compensation. For fiscal year 2015, non-employee directors received compensation for services as directors pursuant to the Directors’ Compensation Policy and Election Plan (the “Director Compensation Policy”) adopted by the Board of Directors on October 15, 2013 and approved without change on October 14, 2014. Pursuant to the Director Compensation Policy, non-employee directors received a base annual fee of $36,500 for services provided from January 1, 2015 through the date of the Company’s 2015 Annual Meeting of Stockholders. The Board Chair received an additional annual fee of $18,000. Non-employee directors received additional cash compensation for service on various Board Committees. The Chair of the Audit Committee received $16,000 and each other member of the Audit Committee received $8,000. The Chair of the Compensation Committee received $10,000 and each other member of the Compensation Committee received $4,000. Each Chair of the Corporate Governance Committee and the Finance Committee received $8,000 and each other member of those committees received $4,000. All such annual fees were paid in March 2015, with the exception of the fees paid to Ms. Claassen.  As a newly elected member of the Board as of March 24, 2015, Ms. Claassen is entitled to receive a base annual fee of $36,500 and a fee of $4,000 for her service on the Corporate Governance Committee through the date of the Company’s 2015 Annual Meeting of Stockholders. Director compensation for fiscal year 2015 was paid to Ms. Claassen in June 2015.

In December 2007, the Company’s stockholders approved the WD-40 Company 2007 Stock Incentive Plan (the “Stock Incentive Plan”) to authorize the issuance of stock-based compensation awards to employees as well as to directors and consultants. For services provided for the period from the date of the Company’s 2014 Annual Meeting of Stockholders to the next annual meeting, the Director Compensation Policy provided for the grant of restricted stock unit (“RSU”) awards having a grant date value of $51,500 to each non-employee director. Each RSU represents the right to receive one share of the Company’s common stock. On December 9, 2014, each non-employee director, other than Ms. Claassen, received an RSU award covering 651 shares of the Company’s common stock. On March 24, 2015, Ms. Claassen received an RSU award covering 585 shares of the Company’s common stock.  Additional information regarding the RSU awards is provided in a footnote to the Director Compensation table below. Each non-employee director was also permitted to elect to receive an RSU award in lieu of all or a portion of his or her base annual fee for service as a director as specified above. The number of shares of the Company’s common stock subject to each such RSU award granted to the non-employee directors equaled the compensation payable in RSUs divided by the fair market value of the Company’s common stock as of the date of grant. RSU awards granted to non-employee directors pursuant to the Director Compensation Policy are subject to Award Agreements under the Stock Incentive Plan. All RSU awards granted to non-employee directors are fully vested and are settled in shares of the Company’s common stock upon termination of the director’s service as a director of the Company.

The Company also maintains a Director Contributions Fund from which each incumbent non-employee director has the right, at a specified time each fiscal year, to designate $6,000 in charitable contributions to be made by the Company to properly qualified (under Internal Revenue Code Section 501(c)(3)) charitable organizations.

DIRECTOR COMPENSATION TABLE -  FISCAL YEAR 2015

The following Director Compensation table provides information concerning director compensation earned by each non-employee director for services rendered in fiscal year 2015. Since the annual base fee and fees for service on Committees are payable for services provided to the Company from January 1st of the fiscal year until the next annual meeting of stockholders, such compensation is reported for purposes of the Director Compensation table on a weighted basis. For fiscal year 2015, one third of the reported compensation earned or paid in cash is based on the Director Compensation Policy in effect for calendar year 2014 and two thirds of the reported compensation earned or paid in cash is based on the Director Compensation Policy in effect for calendar year 2015. Amounts earned and reported in the Director Compensation table for Fees Earned or Paid in Cash for the fiscal year for each director are dependent upon the various committees on which each director served as a member or as chair during the fiscal year.

Name	Fees Earned or Paid in Cash ($)[1]	Stock Awards ($)[2]	Option Awards ($)[3]	All Other Compensation ($)[4]	Total ($)
Giles H. Bateman	$ 56,500	$ 51,429	$ -	$ 6,000	$ 113,929
Peter D. Bewley	$ 56,500	$ 51,429	$ -	$ 6,000	$ 113,929
Melissa Claassen	$ 27,000	$ 51,427	$ -	$ -	$ 78,427
Richard A. Collato	$ 54,500	$ 51,429	$ -	$ 6,000	$ 111,929
Mario L. Crivello	$ 48,500	$ 51,429	$ -	$ 6,000	$ 105,929
Linda A. Lang	$ 48,500	$ 51,429	$ -	$ 6,000	$ 105,929
Gregory A. Sandfort	$ 44,500	$ 51,429	$ -	$ 6,000	$ 101,929
Neal E. Schmale	$ 70,500	$ 51,429	$ -	$ 6,000	$ 127,929

[1]

For services rendered during fiscal year 2015, directors other than Melissa Claassen received RSU awards pursuant to elections made in 2013 and 2014 under the Director Compensation Policy with respect to their services as directors in calendar years 2014 and 2015, respectively, in each case in lieu of all or part of their base annual fees for such calendar year (as described in the narrative preceding the Director Compensation table) as follows: Peter D. Bewley, Linda A. Lang, Gregory A. Sandfort and Neal E. Schmale received RSU awards valued at $36,484. Based on the election of Ms. Claassen with respect to her base annual fee for services as a director in calendar year 2015, she received an RSU award valued at $11,642 for services rendered during fiscal year 2015. The number of shares underlying each director’s RSU award is rounded down to the nearest whole share.

[2]

Amounts included in the Stock Awards column represent the grant date fair value for non-elective RSU awards granted to all non-employee directors pursuant to the Director Compensation Policy. On December 9, 2014, each director other than Ms. Claassen received a non-elective RSU award covering 651 shares of the Company’s common stock. Each RSU award has a grant date fair value equal to the closing price of the Company’s common stock on that date in the amount of $79.00 per share multiplied by the number of shares underlying the RSU award. On March 24, 2015, Ms. Claassen received a non-elective RSU award covering 585 shares of the Company’s common stock.  The RSU award granted to Ms. Claassen has a grant date fair value equal to the closing price of the Company’s common stock on that date in the amount of $87.91 per share multiplied by the number of shares underlying the RSU award. The number of shares underlying each director’s RSU award is rounded down to the nearest whole share. Outstanding RSUs held by each director as of October 12, 2015 are reported above in footnotes to the table under the heading, Security Ownership of Directors and Executive Officers. The RSUs are settled in stock only upon termination of service as a director and the RSUs provide for the payment of dividend equivalent compensation in amounts equal to dividends declared and paid on the Company’s common stock.

[3]	Outstanding options held by each director as of October 12, 2015 are reported above in footnotes to the table under the heading, Security Ownership of Directors and Executive Officers.
[4]	Amounts represent charitable contributions made by the Company in fiscal year 2015 as designated by each non-employee director pursuant to the Company’s Director Contribution Fund.

EQUITY HOLDING REQUIREMENT FOR DIRECTORS

All RSU awards to non-employee directors, including both non-elective grants and RSU awards granted pursuant to the annual elections of the directors to receive RSUs in lieu of all or part of their base annual fee, provide for immediate vesting but will not be settled in shares of the Company’s common stock until termination of each director’s service as a director. The number of shares to be issued to each non-employee director upon termination of service is disclosed in the footnotes to the table under the heading, Security Ownership of Directors and Executive Officers.

STOCKHOLDER COMMUNICATIONS WITH BOARD OF DIRECTORS

Stockholders may send communications to the Board of Directors by submitting a letter addressed to: WD-40 Company, Corporate Secretary, 1061 Cudahy Place, San Diego, CA 92110.

The Board of Directors has instructed the Corporate Secretary to forward such communications to the Board Chair. The Board of Directors has also instructed the Corporate Secretary to review such correspondence and, at the Corporate Secretary’s discretion, to not forward correspondence which is deemed of a commercial or frivolous nature or inappropriate for Board of Director consideration. The Corporate Secretary may also forward the stockholder communication within the Company to another department to facilitate an appropriate response.

COMMITTEES

Director	Audit	Compensation	Governance	Finance
Giles H. Bateman	Chair			☑
Peter D. Bewley	☑	☑	Chair
Melissa Claassen			☑
Richard A. Collato	☑	Chair
Mario L. Crivello		☑	☑	☑
Linda A. Lang		☑		Chair
Gregory A. Sandfort			☑	☑
Neal E. Schmale	☑		☑	☑
Number of Meetings Held in Fiscal Year 2015	5	5	5	4

CORPORATE GOVERNANCE COMMITTEE

Nomination Policies and Procedures

The Corporate Governance Committee is comprised of Peter D. Bewley (Chair), Melissa Claassen, Mario L. Crivello, Gregory A. Sandfort and Neal E. Schmale. The Corporate Governance Committee also functions as the Company’s nominating committee and is comprised exclusively of independent directors as defined in the Nasdaq Rules. The Corporate Governance Committee met five times during the last fiscal year.

The Corporate Governance Committee acts in conjunction with the Board of Directors to ensure that a regular evaluation is conducted of succession plans, performance, independence, and of the qualifications and integrity of the Board of Directors. The Corporate Governance Committee also reviews the applicable skills and characteristics required of nominees for election as directors. The objective is to balance the composition of the Board of Directors to achieve a combination of individuals of different backgrounds and experiences, including, but not limited to, whether the candidate is currently or has recently been an executive officer at a publicly traded company; whether the candidate has substantial background in matters related to the Company’s products or markets, in particular, supply chain management, information technology, retailing and marketing; and whether the candidate has substantial international business experience, a substantial financial background or is serving as a director at one or more publicly traded companies. The Board of Directors has not established any specific diversity criteria for the selection of nominees other than the general composition criteria noted above.

In determining whether to recommend a director for re-election, the Corporate Governance Committee considers the director’s past attendance at meetings, results of annual evaluations and the director’s participation in and anticipated future contributions to the Board of Directors. A director who will have reached the age of 72 prior to the date of the next annual meeting of stockholders, except for non-employee directors first elected to the Board prior to June 29, 1999, will be expected to retire from the Board.  However, the Board may re-nominate any director for up to three additional years if relevant circumstances warrant continued service.

The Corporate Governance Committee reviews new Board of Director nominees through a series of internal discussions, reviewing available information, and interviewing selected candidates. Generally, candidates for nomination to the Board of Directors have been suggested by directors or employees. The Company does not currently employ a search firm or third party in connection with seeking or evaluating candidates.

The Corporate Governance Committee will consider director candidates recommended by security holders under the same criteria as other candidates described above. Nominations may be submitted by letter addressed to: WD-40 Company Corporate Governance Committee, Corporate Secretary, 1061 Cudahy Place, San Diego, CA 92110. Nominations by security holders must be submitted in accordance with the requirements of the Company’s Bylaws, including submission of such nominations within the time required for submission of stockholder proposals as set forth below under the heading, Stockholder Proposals.

AUDIT COMMITTEE

Related Party Transactions Review and Oversight

The Audit Committee is comprised of Giles H. Bateman (Chair), Peter D. Bewley, Richard A. Collato and Neal E. Schmale. Five meetings were held during the last fiscal year to review quarterly financial reports, to consider the annual audit and other audit services, to review the audit with the independent registered public accounting firm after its completion and to review the Company’s business continuity and insurance programs. The Board of Directors has determined that Mr. Bateman is an “audit committee financial expert” as defined by regulations adopted by the Securities and Exchange Commission. Mr. Bateman and each of the other members of the Audit Committee are independent directors as defined in the Nasdaq Rules. Each member of the Audit Committee also satisfies the requirements for service on the Audit Committee as set forth in Rule 5605(c)(2) of the Nasdaq Rules.

The Audit Committee has responsibility for review and oversight of related party transactions for potential conflicts of interest. Related party transactions include any independent business dealings between the Company and related parties who consist of the Company’s executive officers, directors, director nominees and holders of more than 5% of the Company’s shares. Such transactions include business dealings with parties in which any such related party has a material direct or indirect interest. The Board of Directors has adopted a written policy to provide for the review and oversight of related party transactions by the Audit Committee. Executive officers and directors are required to notify the Secretary of the Company of any proposed or existing related party transactions in which they have an interest. The Secretary and the Audit Committee also rely upon the Company’s disclosure controls and procedures adopted pursuant to Exchange Act rules for the purpose of assuring that matters requiring disclosure, including related party transactions that may involve the potential for conflicts of interests, are brought to the attention of management and the Audit Committee on a timely basis. Certain related party transactions do not require Audit Committee review and approval. Such transactions are considered pre-approved. Pre-approved transactions include:

•	compensation arrangements approved by the Compensation Committee or the Board of Directors and expense reimbursements consistent with the Company’s expense reimbursement policy;
•	transactions in which the related party’s interest is derived solely from the fact that he or she serves as a director of another corporation that is a party to the transaction;
•

transactions in which the related party’s interest is derived solely from his or her ownership (combined with the ownership interests of all other related parties) of not more than a 5% beneficial interest (but excluding any interest as a general partner of a partnership) in an entity that is a party to the transaction; and

•	transactions available to all employees of the Company generally.

If a related party transaction is proposed or if an existing transaction is identified, the Audit Committee has authority to disapprove, approve or ratify the transaction and to impose such restrictions or other limitations on the transaction as the Committee may consider necessary to best assure that the interests of the Company are protected and that the related party involved is not in a position to receive an improper benefit. In making such determination, the Audit Committee considers such factors as it deems appropriate, including without limitation (i) the benefits to the Company of the transaction; (ii) the commercial reasonableness of the terms of the transaction; (iii) the dollar value of the transaction and its materiality to the Company and to the related party; (iv) the nature and extent of the related party’s interest in the transaction; (v) if applicable, the impact of the transaction on a non-employee director’s independence; and (vi) the actual or apparent conflict of interest of the related party participating in the transaction.

During the fiscal year ended August 31, 2015, there were no transactions required to be reported pursuant to the requirements of Item 404(a) of Regulation S-K under the Exchange Act that did not require review and approval by the Audit Committee.

The Audit Committee also has responsibility for the selection, appointment and oversight of the independent registered public accounting firm for the Company.

FINANCE COMMITTEE

The Finance Committee is comprised of Linda A. Lang (Chair), Giles H. Bateman, Mario L. Crivello, Gregory A. Sandfort and Neal E. Schmale. Four meetings of the Finance Committee were held during the last fiscal year. The Finance Committee is appointed by the Board for the primary purpose of assisting the Board in overseeing financial matters of importance to the Company, including matters relating to acquisitions, investment policy, capital structure, and dividend policy. The Finance Committee also reviews the Company’s annual and long-term financial strategies and objectives.

COMPENSATION COMMITTEE

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of Richard A. Collato (Chair), Peter D. Bewley, Mario L. Crivello and Linda A. Lang, all of whom are independent directors as defined under the Nasdaq Rules. The Compensation Committee met five times during the last fiscal year. During the fiscal year ended August 31, 2015, there were no compensation committee interlock relationships with respect to members of the Board of Directors and the Compensation Committee as described in Item 407(e)(4)(iii) of Regulation S-K promulgated under the Exchange Act.

ITEM NO. 2

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act, the Company’s stockholders are being asked to cast an advisory vote to approve the compensation of the Company’s Named Executive Officers (“NEOs”) identified in the Compensation Discussion and Analysis section of this proxy statement. This vote is commonly referred to as a “Say-on-Pay” vote.

At the Company’s 2011 Annual Meeting of Stockholders, the first Say-on-Pay vote was held and the Company’s stockholders were also asked, by a non-binding advisory vote, to express their preference as to the frequency of future Say-on-Pay votes and the Board of Directors recommended annual Say-on-Pay voting. The Company’s stockholders expressed a preference to have Say-on-Pay votes every year.

The following resolution will be presented for approval by the Company’s stockholders at the 2015 Annual Meeting of Stockholders:

“RESOLVED, that the stockholders of WD-40 Company (the “Company”) hereby approve the compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis section of the Company’s proxy statement for the 2015 Annual Meeting of Stockholders and in the accompanying compensation tables and narrative disclosures.”

The advisory vote to approve executive compensation is a non-binding vote on the compensation of the Company’s NEOs. This proxy statement contains a description of the compensation provided to the NEOs as required by Item 402 of Regulation S-K promulgated under the Exchange Act.

Stockholders are encouraged to carefully consider the Compensation Discussion and Analysis, accompanying compensation tables and related narrative discussion in this proxy statement in considering this advisory vote. The Board of Directors believes that the compensation provided to the Company’s NEOs offers a competitive pay package with a proper balance of current and long term incentives aligned with the interests of the Company’s stockholders.

This is an advisory vote and will not affect compensation previously paid or awarded to the NEOs. While a vote disapproving the NEOs’ executive compensation will not be binding on the Board of Directors or the Compensation Committee, the Compensation Committee will consider the results of the advisory vote in making future executive compensation decisions.

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting of Stockholders is required to approve this advisory vote on executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ADOPTION OF THE PROPOSED RESOLUTION FOR APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

COMPENSATION DISCUSSION AND ANALYSIS

WD-40 Company’s Compensation Discussion and Analysis addresses the processes and decisions of the Company’s Board of Directors and the Compensation Committee of the Company’s Board of Directors (the “Committee”) with respect to the compensation of the Company’s Named Executive Officers (the “NEOs”). For fiscal year 2015, the Company’s NEOs were:

•	Garry O. Ridge, our Chief Executive Officer (“CEO”);
•	Jay W. Rembolt, our Vice President, Finance, Treasurer and Chief Financial Officer (“CFO”);
•	Michael L. Freeman, our Division President, the Americas;
•	William B. Noble, our Managing Director, EMEA; and
•	Geoffrey J. Holdsworth, our Managing Director, Asia-Pacific.

EXECUTIVE SUMMARY OF EXECUTIVE COMPENSATION DECISIONS AND RESULTS

The compensation structure for the NEOs is comprised of three elements: base salary, retention-related equity compensation and performance-related cash and equity compensation.

Retention-related equity compensation includes restricted stock unit (“RSU”) awards that vest over a period of three years after grant. Retention-related equity compensation features are also reflected in our performance-based market share unit (“MSU”) awards that may be earned over a market return-based vesting period of three years.

Performance-related compensation includes (i) an annual cash Incentive Compensation opportunity that is tied to current fiscal year financial results; (ii) MSU awards that are tied to a measure of total stockholder return (“TSR”);  and (iii) deferred performance unit (“DPU”) awards that are tied to current fiscal year financial results that exceed levels required for maximum payment of the cash Incentive Compensation opportunity.

The foregoing compensation structure elements are described fully later in this Compensation Discussion and Analysis.

In establishing the framework for overall NEO compensation and in assessing such compensation for each NEO in light of individual and overall Company performance, the Committee considers actual and target levels of compensation with reference to both short-term and long-term performance periods as well as labor market data and peer group executive compensation. The Committee seeks to align individual NEO performance incentives with both short-term and long-term Company objectives. The Committee reviews each of the principal elements of NEO compensation to determine the effectiveness of the established framework for NEO compensation based on measures of Company performance, specifically including regional and global measures based on the Company’s earnings before interest, income taxes, depreciation and amortization (“EBITDA”), but also including relative Company performance as compared to the established peer group of companies and applicable market indices. Additionally, the Committee also considers the relative achievement of longer term strategic objectives as to which each NEO is accountable.  Information regarding NEO strategic objectives is provided in the Executive Officer Compensation Decisions section below under the heading, Base Salary: Process.  The Committee believes that a review of NEO compensation and relative company performance over multi-year periods demonstrates the effectiveness of the Company’s established framework for NEO compensation.

THREE YEAR PERFORMANCE-BASED COMPENSATION REVIEW

The Company’s financial performance for fiscal year 2015, as measured against goals for regional and global EBITDA, was mixed.  As described in more detail below, maximum first level goals for the Americas and Asia-Pacific regions were achieved, but minimum goals for EMEA were not achieved. The second level minimum goal for global EBITDA was not achieved. As a result, earned Incentive Compensation amounts for fiscal year 2015 for the NEOs were at or near the target amounts (50% of the maximum earned Incentive Compensation opportunity) for all of the NEOs other than Mr. Noble and no Incentive Compensation was earned by Mr. Noble. The Company’s financial performance for fiscal year 2014 exceeded many of the goals established by the Committee for performance-based compensation earned for that year. As a result, earned Incentive Compensation for fiscal year 2014 for each NEO was above the target amount of the potential reward for all of the NEOs.  The Company’s financial performance for fiscal year 2013 exceeded most of the goals established by the Committee for that year.  As a result, earned Incentive Compensation for fiscal year 2013 for each NEO was above the target and near the maximum amount of the potential reward for all of the NEOs.

For the three fiscal years ended August 31, 2015, the TSR for the Company’s shares exceeded, by an absolute percentage point difference, the return for the Index by 27.5%. As a result, MSUs awarded to the NEOs in October 2012 provided vested shares of the Company’s common stock to the NEOs at the maximum amount of 200% of the target number of award shares. There were no performance-based equity awards providing for vesting as of the end of fiscal year 2014 due to the Committee’s decision in October 2012 to grant MSUs which provide for vesting over three fiscal years as compared to the previously granted performance-based equity awards that had a two fiscal year vesting period.  Performance-based equity awards, vesting over two fiscal years based on relative attainment of goals for aggregate revenue growth and increased gross margin, provided vested shares of the Company’s common stock to the NEOs as of the end of fiscal year 2013 at 80.75% of the target number of award shares.  These performance-based equity awards granted in October 2011 provided for maximum vesting at 150% of the target number of shares.

FISCAL YEAR 2015 COMPENSATION

Compensation decisions for fiscal year 2015 were made in October 2014, based on individual and Company performance during fiscal year 2014 and a market survey conducted by the Committee’s compensation consultant. The relative market percentile of total compensation for each of the NEOs for fiscal year 2015 based on peer group data is provided below under the heading Overall Reasonableness of Compensation.

The following is a summary of the decisions made by the Committee for NEO compensation for fiscal year 2015:

•

For fiscal year 2015, base salaries for the NEOs were increased by amounts ranging from 2.5% to 3.0%. Base salaries for the NEOs were assessed in relation to labor market information and the Company’s performance for fiscal year 2014 as compared to other companies in the Company’s peer group.  Merit increases for the NEOs were awarded in recognition of relative achievement of individual performance measures and goals established for each NEO as well as Company performance metrics for which each NEO is accountable.

•

Annual Incentive Compensation is awarded to the NEOs under the Company’s Performance Incentive Compensation Plan described below under the heading Performance Incentive Program. For purposes of the Performance Incentive Program, goals for regional and  global EBITDA were established at the beginning of the year. The Company’s performance as measured against these goals is described in detail below.

•

In October 2014, the NEOs received annual RSU awards providing for the issuance of a total of 8,318 shares of the Company’s common stock to be earned by continued employment by the Company over a vesting period of three years. These awards serve a retention purpose together with an incentive to maximize long term stockholder value through share price appreciation.

•

In October 2014, the NEOs received MSU awards subject to performance vesting covering a target number of shares of the Company’s common stock equal to 8,318 shares. If the Company’s TSR over the three year vesting period matches the median return for the Index, the target number of shares of the Company’s common stock would be issued to the NEOs. The actual number of shares to be issued will be from 0% to 200% of the target number of shares depending upon the Company’s TSR as compared to the return for the Index.[1]

•

In November 2014, the NEOs received DPU awards that provided an opportunity to receive up to an aggregate maximum of 9,197 additional shares of the Company’s common stock upon termination of employment.  The DPU awards provided for vesting as of the end of fiscal year 2015 if the Company were to achieve a level of global EBITDA for the fiscal year in excess of the maximum goal for global EBITDA established for the Performance Incentive Program.[2]    Since the Company’s global EBITDA for the fiscal year did not exceed the maximum goal for global EBITDA established for the Performance Incentive Program, the DPU awards did not vest and they have lapsed without value to the NEOs.

•

RSU,  MSU and DPU award amounts for fiscal year 2015 varied among the NEOs based on labor market compensation practices specific to the region of employment, relative achievement of individual performance measures and goals established for each NEO as well as Company performance for fiscal year 2014 in areas over which each NEO had direct influence.

[1]	For a more complete description of the MSU awards, refer to the Executive Officer Compensation Decisions section below under the heading, Market Share Unit Awards.
[2]	For a more complete description of the DPU awards, refer to the Executive Officer Compensation Decisions section below under the heading, Deferred Performance Unit Awards.

•

The Company’s stockholders have provided advisory votes to approve executive compensation required by Section 14A of the Exchange Act (the “Say-on-Pay” votes) at the Company’s annual meeting of stockholders for fiscal years 2012,  2013 and 2014. In each instance, at least 95% of the votes cast in the Say-on-Pay votes approved the compensation of the NEOs as disclosed in the Compensation Discussion and Analysis section of the Company’s proxy statements for those fiscal years and in the accompanying compensation tables and narrative disclosures. The Committee has considered the results of these advisory Say-on-Pay votes in its decision-making for executive compensation of the NEOs and has concluded that no significant changes in executive compensation decisions and policies are warranted.

GOVERNANCE OF EXECUTIVE OFFICER COMPENSATION PROGRAM

The purpose of the Committee is to establish and administer the compensation arrangements for our CEO and the other executive officers of the Company, including the other NEOs, on behalf of the Board of Directors. The Committee is responsible for developing the Company’s overall executive compensation strategy, with support from management and the Committee’s independent compensation consulting firm.  For fiscal year 2015 compensation decisions, the Committee’s compensation consulting firm was Compensia, Inc.  In March 2015, the Committee selected a new compensation consulting firm, Board Advisory, LLC. The Committee also has responsibilities in connection with administration of the Company’s equity compensation plans.

The Committee operates pursuant to a Charter which outlines its responsibilities, including the Committee’s responsibilities with respect to performance reviews and approval of annual compensation arrangements for the NEOs. A copy of the Compensation Committee Charter can be found under the Investors section of the Company’s website at http://www.wd40company.com.

PROCESS FOR EVALUATING EXECUTIVE OFFICER PERFORMANCE AND COMPENSATION

In accord with its Charter, the Committee works with the Company’s Human Resources function in carrying out its responsibilities. The Vice President of Global Organization Development is management’s liaison with the Committee. The Committee’s independent compensation consulting firm provides advice and information relating to executive compensation. For fiscal year 2015, the compensation consulting firm assisted the Committee in the evaluation of executive base salary, Incentive Compensation opportunities, equity incentive design and award levels, and the specific pay recommendation for our CEO.  The Committee’s compensation consulting firm reports directly to the Committee and provides no additional services for management.

EXECUTIVE COMPENSATION PHILOSOPHY AND FRAMEWORK

COMPENSATION OBJECTIVES

The Company’s executive compensation program is designed to achieve five primary objectives:

1.Attract, motivate, reward and retain high performing executives;

2.Align the interests and compensation of executives with the value created for stockholders;

3.Create a sense of motivation among executives to achieve both short- and long-term Company objectives;

4.Create a direct, meaningful link between business and team performance and individual accomplishment and rewards; and

5.Ensure our compensation programs are appropriately competitive in the relevant labor markets.

TARGET PAY POSITION/MIX OF PAY

The Company’s compensation program consists primarily of base salary, annual cash incentives, and long-term oriented equity awards. Each of these components is discussed in greater detail in the Executive Officer Compensation Decisions section below. The Committee has established a target for executive officer total compensation (defined as base salary, plus target Incentive Compensation, plus the grant date fair value of equity awards) at the median market level of compensation for each position (details on the use of peer group data to establish the median market level is provided below). Actual pay may vary, based on Company and/or individual performance, length of time within the position, and anticipated contribution. The Committee does not adhere to specific guidelines regarding the percentage of total compensation that should be represented by each compensation component, but monitors market competitiveness. A review of total compensation for each NEO relative to the target market percentile is provided in the Executive Officer Compensation Decisions section below under the heading, Overall Reasonableness of Compensation.

COMPENSATION BENCHMARKING

For purposes of its fiscal year 2015 compensation decisions, the Committee examined the executive compensation practices of a peer group of twenty-one companies to assess the competitiveness of the Company’s executive compensation. Peer group companies were selected from a list of U.S. headquartered companies having revenues and earnings reasonably comparable to the Company and doing business in the specialty chemical industry or within specific consumer products categories. In addition to the peer group data, the Committee considers a survey of general industry company data provided by Hay Group, a global management consulting firm. This mix of data has been weighted, 50% for the industry company data and 50% for the peer group data to establish the market median level of compensation for each executive officer position. The companies used in the peer group analysis for fiscal year 2015 compensation decisions were as follows:

•	Aceto Corporation	•	Measurement Specialties, Inc.
•	American Vanguard Corporation	•	National Presto Industries, Inc.
•	Balchem Corporation	•	Nutraceutical International Corporation
•	Calgon Carbon Corporation	•	Oil-Dri Corporation of America
•	Cambrex Corporation	•	Park Electrochemical Corp.
•	Flotek Industries Inc.	•	Prestige Brands Holdings, Inc.
•	Hawkins, Inc.	•	Quaker Chemical Corporation
•	Innophos Holdings, Inc.	•	Synutra International, Inc.
•	Innospec Inc.	•	USANA Health Sciences, Inc.
•	Inter Parfums, Inc.	•	Zep, Inc.
•	Landec Corporation

EXECUTIVE OFFICER COMPENSATION DECISIONS

BASE SALARY: PROCESS

Base salaries for all executive officers, including the NEOs, are approved by the Committee effective for the beginning of each fiscal year. In setting base salaries, the Committee considers the salary range prepared by its compensation advisor based on each NEO’s job responsibilities and the market 50th percentile target pay position. Salary adjustments, if any, are based on factors such as individual performance, position, current pay relative to the market, future anticipated contribution and the Company-wide merit increase budget. Assessment of individual performance follows a rigorous evaluation process, including self-evaluation and the establishment of annual goals for each executive officer and an assessment of the achievement thereof. Individual performance elements considered in this process included individual and Company performance goals and achievements in such areas as growth, innovation, leadership, earnings and customer relations for Mr. Ridge; governance and risk, compliance, forecasting and financial reporting for Mr. Rembolt; and business unit performance, teamwork, execution and growth for Messrs. Freeman, Noble and Holdsworth.

BASE SALARY: FISCAL YEAR 2015

In October 2014, the Committee reviewed the market competitiveness of executive officer base salaries relative to peer group market data presented by the Committee’s compensation advisor. The Committee considered each NEO’s individual performance relative to the performance elements identified above as well as the overall performance of the Company for fiscal year 2014. In that regard, the Committee considered the Company’s performance as compared to peer group companies as well. Based on these considerations, the Committee approved merit salary increases for each of our NEOs other than Mr. Holdsworth in the amount of 2.5% and in the amount of 3.0% for Mr. Holdsworth.

PERFORMANCE INCENTIVE PROGRAM

The Company uses its Performance Incentive Program to tie executive officer compensation to the Company’s financial performance. All Company employees participate in the same Performance Incentive Program as described below. The Performance Incentive Program is offered to the executive officers pursuant to the WD-40 Company Performance Incentive Compensation Plan most recently approved by the stockholders at the Company’s 2012 Annual Meeting of Stockholders.

The Performance Incentive Program is intended to provide direct incentives to all Company employees, including executive officers, to affect regional financial performance and, for the Company as a whole, to promote sales at increasing levels of profitability. Specific performance measures tied to regional financial results are used in the Performance Incentive Program formulas as applied to each employee according to his or her particular area of responsibility.

For the NEOs, incentive awards for fiscal year 2015 were based on pre-established goals for the following corporate performance measures: (i) the Company’s EBITDA computed for each of the Company’s relevant financial reporting segments (“Regional EBITDA”); and (ii) EBITDA computed on a consolidated basis (“Global EBITDA”). The calculations of attainment of these performance measures for the NEOs are the same as the calculations for all other employees for whom such performance measures were applicable.

Depending upon actual performance results, the Incentive Compensation opportunities range from 0% to 100% of base salary for our CEO and from 0% to 60% of base salary for the other NEOs. The maximum Incentive Compensation opportunity for our CEO at 100% of base salary as compared to the maximum Incentive Compensation opportunity for the other NEOs at 60% of base salary has been established by the Board of Directors in recognition of the higher level of responsibility of our CEO for overall Company performance, in reliance on competitive market data that supports total potential CEO compensation at such levels, and to establish a compensation package for our CEO that has a higher percentage of potential compensation tied to Company performance.

The maximum Incentive Compensation potential for employees under the Performance Incentive Program is referred to herein as the employee’s “Annual Opportunity”. For each of the NEOs, the Performance Incentive Program for fiscal year 2015 provided two performance measure levels (“Levels A and C”) for determination of earned Incentive Compensation; each level represented 50% of the Annual Opportunity. The Performance Incentive Program is consistently applied for all employees of the Company except that there are three performance measure levels (“Levels A, B and C”) for all employees other than the NEOs and certain other management employees. The maximum Incentive Compensation payouts for Messrs. Freeman, Noble and Holdsworth required achievement of specified segment goals for Regional EBITDA (Level A) and Company performance that equaled the maximum goal amount for Global EBITDA as described below (Level C). For Messrs. Ridge and Rembolt (each of whom has global rather than regional responsibilities), the maximum Incentive Compensation payouts required achievement of specified goals for Global EBITDA for each of Levels A and C.  For fiscal year 2015, the Committee applied only two of the three performance measure goals for the NEOs and certain other management employees, in order to provide an increased incentive to those employees to achieve the maximum level of Global EBITDA results for the benefit of stockholders.  Level B performance measure goals for other employees are more directed to achievement of goals tied to areas over which they have more direct influence and, for such other employees, Level A represented 50% of the Annual Opportunity, Level B represented 30% of the Annual Opportunity and Level C represented 20% of the Annual Opportunity.

The minimum and maximum Level A goals for Regional and Global EBITDA were based on earnings before deduction of any Incentive Compensation amounts.  The minimum and maximum Level C goals for Global EBITDA were based on earnings after deduction of an estimate of the maximum possible Incentive Compensation amounts for Levels A and B, but before deduction of Incentive Compensation amounts for Level C.

Target and maximum payout amounts for each of the NEOs for the fiscal year 2015 Performance Incentive Program are disclosed below in the table under the heading, Grants of Plan-Based Awards -  Fiscal Year 2015.

The following table sets forth the fiscal year 2015 Performance Incentive Program payout weightings and the minimum and maximum goals for the performance measures applicable to each of the NEOs:

Level	Performance Measure	Garry O. Ridge Jay W. Rembolt	Michael L. Freeman	William B. Noble	Geoffrey J. Holdsworth	Minimum Goal FY 2015 ($ millions)	Maximum Goal FY 2015 ($ millions)
A	Regional EBITDA (Americas)	N/A	50%	N/A	N/A	$ 49.4	$ 52.0
A	Regional EBITDA (EMEA)[1]	N/A	N/A	50%	N/A	$ 36.8	$ 41.0
A	Regional EBITDA (Asia-Pacific)	N/A	N/A	N/A	50%	$ 11.8	$ 12.9
A	Global EBITDA	50%	N/A	N/A	N/A	$ 68.6	$ 79.9
C	Global EBITDA	50%	50%	50%	50%	$ 72.0	$ 78.3

[1]	EMEA figures have been converted from Great Britain pounds sterling (“GBP”) at an average annual exchange rate for fiscal year 2015 of $1.5658 per GBP.

The following table sets forth the actual fiscal year 2015 performance results and percentage achievement for each of the performance measures under the Performance Incentive Program formulas applicable to the NEOs:

Level	Performance Measure	Actual FY 2015 ($ millions)	% Achievement[2]
A	Regional EBITDA (Americas)	$ 54.3	100.0%
A	Regional EBITDA (EMEA)[1]	$ 33.1	0.0%
A	Regional EBITDA (Asia-Pacific)	$ 13.6	100.0%
A	Global EBITDA	$ 77.8	81.4%
C	Global EBITDA	$ 71.2	0.0%

[1]	EMEA figures have been converted from Great Britain pounds sterling (“GBP”) at an average annual exchange rate for fiscal year 2015 of $1.5658 per GBP.
[2]

Percentage achievement amounts are calculated using precise actual amounts and not the amounts that are included in this table and the table above, which are rounded to the nearest tenth of one million dollars.  As a result, percentage achievement as shown in this table differs from what would be calculated using the rounded amounts.

Achievement of the maximum goals for Regional EBITDA and Global EBITDA is intended to be attainable through the concerted efforts of all management teams working in their own regions and areas of responsibility and for the Company as a whole. Based on the Company’s fiscal year 2015 performance and the Committee’s certification of the relative attainment of each of the performance measures under the Performance Incentive Program, the payouts for our executive officers, including the NEOs, were calculated. On October 12, 2015, the Committee approved payment of the following Incentive Compensation amounts to the NEOs for fiscal year 2015 performance.

Executive Officer	Title	FY 2015 Annual Opportunity (As % of Base Salary)	FY 2015 Incentive Compensation Paid ($)[3]	FY 2015 Actual Incentive Compensation (As % of Opportunity)
Garry O. Ridge	President and Chief Executive Officer	100%	$ 261,407	41%
Jay W. Rembolt	Vice President, Finance, Treasurer	60%	$ 75,360	41%
	and Chief Financial Officer
Michael L. Freeman	Division President, the Americas	60%	$ 99,729	50%
William B. Noble[1]	Managing Director, EMEA	60%	$ -	0%
Geoffrey J. Holdsworth[2]	Managing Director, Asia-Pacific	60%	$ 69,332	50%

[1]	Mr. Noble’s Incentive Compensation amount has been converted from Great Britain pounds sterling (“GBP”) at an average annual exchange rate for fiscal year 2015 of $1.5658 per GBP.
[2]	Mr. Holdsworth’s Incentive Compensation amount has been converted from Australian dollars (“AUD”) at an average annual exchange rate for fiscal year 2015 of $0.8162 per AUD.
[3]

FY 2015 Incentive Compensation amounts were calculated using eligible earnings which are those earnings that were processed and paid through the Company’s payroll in fiscal year 2015 for each executive officer.

As an example of the operation of the Performance Incentive Program, Mr. Freeman’s Incentive Compensation payout for fiscal year 2015 was computed as follows:

•	Incentive Compensation Annual Opportunity = 60% X Eligible Earnings ($332,429) = $199,457.
•	Level A (Regional EBITDA (Americas)) = 50% of Annual Opportunity = $99,729.

—  Level A Incentive Compensation = Level A Achievement (100%) X Level A Annual Opportunity = $99,729.

•	Level C (Global EBITDA) = 50% of Annual Opportunity = $99,729.

—  Level C Incentive Compensation = Level C Achievement (0%) X Level C Annual Opportunity = $0.

Mr. Freeman’s aggregate Incentive Compensation payout was the sum of the payouts under Levels A and C of the Performance Incentive Program, or $99,729.

Equity Compensation

Equity compensation is a critical component of the Company’s efforts to attract and retain executives and key employees, encourage employee ownership in the Company, link pay with performance and align the interests of executive officers with those of stockholders. To provide appropriately directed incentives to our executive officers, the Committee has provided awards of time-vesting restricted stock unit (“RSU”) awards as well as performance-vesting market share unit (“MSU”) awards and deferred performance unit (“DPU”) awards. Equity awards are granted pursuant to the Company’s 2007 Stock Incentive Plan (the “Stock Incentive Plan”) approved by the stockholders at the 2007 Annual Meeting of Stockholders.

The Company’s MSU awards are tied to a measure of total stockholder return (“TSR”) that is determined by reference to a change in the value of the Company’s common stock with reinvestment of dividends. In October 2014, the Committee granted primary equity allocations of RSU and MSU awards for fiscal year 2015. The authorized awards were divided equally between the two types of awards for each NEO.  MSU awards provide for vesting after a three year performance vesting period based on a comparison of the Company’s TSR against the Russell 2000 Index (the “Index”) as described in more detail below.  In addition to the RSU and MSU awards, in November 2014 the Committee authorized an additional form of equity award, a DPU award, for certain management employees, including the NEOs. The DPU awards provide participant employees with an additional incentive reward for achieving Global EBITDA results for the fiscal year in excess of the amount of Global EBITDA required for maximum payout of Incentive Compensation under Level C of the Performance Incentive Program as described above.  DPU awards provide for vesting at the end of the fiscal year for which they are granted. All RSU, MSU and DPU awards are subject to terms and conditions set forth in an applicable award agreement (the “Award Agreement”).

The principal attributes and benefits of the RSU, MSU and DPU awards for executive officers are as follows:

•	RSU awards provide for vesting in relatively equal portions over a period of three years from the grant date.
•

MSU awards provide for performance-based vesting tied to the Company’s TSR over a performance measurement period of three fiscal years beginning with the fiscal year in which the awards are granted and ending on August 31st of the third year.

•

DPU awards provide for performance-based vesting tied to the Company’s Global EBITDA achievement for the current fiscal year in excess of the maximum goal for Global EBITDA under Level C of the Company’s Performance Incentive Program.

•	RSU and MSU awards provide for the issuance of shares of the Company’s common stock upon vesting.
•

Vested DPU awards provide for the issuance of shares of the Company’s common stock only upon termination of employment.  Until issuance of the shares for vested DPU awards, the holders of the vested DPU awards are entitled to receive dividend equivalent payments with respect to their vested DPU awards, payable in cash as and when dividends are declared upon shares of the Company’s common stock.

•

A mix of RSU, MSU and DPU awards is appropriate as compared to RSU awards alone or other equity awards, such as stock options, for the following reasons: i) MSU awards granted annually provide a more direct performance-based incentive aligned directly with longer term stockholder interests; ii) RSU awards have a greater perceived value to recipients than stock options; iii) DPU awards offer a reward to key management employees for exceeding the highest goal for near-term financial results for the Company; iv) RSU, MSU and DPU awards have a lower compensation expense impact on the Company’s reported financial results than stock options; v) RSU, MSU and DPU awards have less dilutive impact on a share count basis than stock options; and vi) the issuance of shares of the Company’s common stock upon vesting of RSUs and MSUs, and the deferred issuance of shares following vesting of DPU awards, encourages long-term stock ownership and facilitates the achievement of the Company’s stock ownership guidelines (as described below in the Other Compensation Policies section, under the heading, Executive Officer Stock Ownership Guidelines).

The Board recognizes the potentially dilutive impact of equity awards. The Company’s equity award practices are designed to balance the impact of dilution and the Company’s need to remain competitive by recruiting, retaining and providing incentives for high-performing employees.

Restricted Stock Unit Awards

RSU awards provide for the issuance of shares of the Company’s common stock to the award recipient upon vesting provided that the recipient remains employed with the Company through each vesting date. Shares of the Company’s common stock equal to the portion of the RSU award that has vested are issued promptly upon the vesting date. RSU awards provide for vesting over a period of three years from the grant date. 34% of the RSU award will vest on the first vesting date and 33% of the RSU award will vest on each of the second and third vesting dates. The vesting date each year is the third business day following the Company’s public release of its annual earnings for the preceding fiscal year, but not later than November 15 of the vesting year. Payment of required withholding taxes due with respect to the vesting of the RSU awards, if any, will be covered through withholding of shares by the Company. For RSU award recipients who retire from the Company after reaching age 65, all RSUs will have a vesting date that is 30 days following the effective date of retirement.  The Company will issue a net number of shares to the recipient for a vested RSU award after withholding shares having a value as of the vesting date equal to the required tax withholding obligation.

Market Share Unit Awards

MSU awards provide for performance-based vesting over a performance measurement period of three fiscal years commencing with the fiscal year in which the MSU awards are granted (the “Measurement Period”). The recipient must remain employed with the Company for vesting purposes until the date on which the Committee certifies achievement of the requisite performance provided for in the MSU Award Agreement. A number of shares of the Company’s common stock equal to an “Applicable Percentage” of the “Target Number” of shares covered by the MSU awards to the NEOs will be issued as of the “Settlement Date”. The Applicable Percentage is determined by reference to the performance vesting provisions of the MSU Award Agreements as described below. The Settlement Date for an MSU award is the third business day following the Company’s public release of its annual earnings for the third fiscal year of the Measurement Period. Payment of required withholding taxes due with respect to the settlement of an MSU award, if any, will be covered through withholding of shares by the Company. The Company will issue a net number of shares to the recipient for a vested MSU award after withholding shares having a value as of the Settlement Date equal to the required tax withholding obligation.

The performance vesting provisions of MSU awards are based on relative TSR for the Company over the Measurement Period as compared to the total return (“Return”) for the Index as reported for total return (with dividends reinvested), as published by Russell Investments. For purposes of computing the relative TSR for the Company as compared to the Return for the Index, dividends paid with respect to the Shares will be treated as having been reinvested as of the ex-dividend date for each declared dividend. The Applicable Percentage of the Target Number of shares will be determined based on the absolute percentage point difference between the TSR for the Company as compared to the Return for the Index as set forth in the table below:

Relative TSR
(absolute percentage point difference)	Applicable Percentage
> 20%	200%
20%	200%
15%	175%
10%	150%
5%	125%
Equal	100%
-5%	75%
-10%	50%
>-10%	0%

The Applicable Percentage will be determined on a straight line sliding scale from the minimum 50% Applicable Percentage achievement level to the maximum 200% Applicable Percentage achievement level. For purposes of determining the TSR for the Company and the Return for the Index, the beginning and ending values for each measure will be determined on an average basis over a period of all market trading days within the ninety (90) calendar days prior to the beginning of the fiscal year for the beginning of the Measurement Period and over a period of all market trading days within the ninety (90) calendar days prior to the end of the third fiscal year of the Measurement Period. For purposes of determining relative achievement, actual results are to be rounded to the nearest tenth of one percent and rounded up from the midpoint. The number of MSU Shares to be issued on the Settlement Date is to be rounded to the nearest whole share and rounded upward from the midpoint.

In the event of a Change in Control (as defined in the Stock Incentive Plan), the Measurement Period will end as of the effective date of the Change in Control and the ending values for calculating the TSR for the Company and the Return for the Index will be determined based on the closing price of the Company’s common stock and the value of the Index, respectively, immediately prior to the effective date of the Change in Control. The Applicable Percentage will be applied to a proportionate amount of the Target Number of MSUs based on the portion of the Measurement Period elapsed as of the effective date of the Change in Control. The recipient NEO will receive RSUs for the portion of the Target Number of MSUs to which the Applicable Percentage is not applied. Those RSUs will time vest, subject to rights under the NEO’s Change of Control Severance Agreement, as of the Settlement Date.

Deferred Performance Unit Awards

DPU awards provide for performance-based vesting over a performance measurement period of the fiscal year in which the DPU awards are granted (the “Measurement Year”).  The DPU awards  provide for vesting of a number of DPUs equal to an “Applicable Percentage” of the “Maximum Number of DPUs” awarded to the NEOs following conclusion of the Measurement Year (“Vested DPUs”).  The recipient must remain employed with the Company for vesting purposes until August 31 of the Measurement Year. For NEOs who are residents of the United States, the Vested DPUs must be held until termination of employment.  Following termination of employment, each Vested DPU will be settled by issuance of one share of the Company’s common stock (a “DPU Share”). The Maximum Number of DPUs refers to the maximum number of DPU Shares that may be issued with respect to a DPU award upon full achievement of the applicable performance goal as described below.  The Applicable Percentage is determined by reference to the performance vesting provisions of the DPU Award Agreement as described below. For NEOs who are not residents of the United States, the Compensation Committee has discretion to either defer settlement of each Vested DPU by issuance of a DPU Share following termination of employment or settle each Vested DPU in cash by immediate payment of an amount equal to the closing price of one share of the Company’s common stock as of the date of the Compensation Committee’s certification of achievement of the performance measure applied in determination of the Applicable Percentage.

Each Vested DPU that is not settled in cash will include the right to receive a dividend equivalent payment in an amount equal to the dividends declared with respect to the Company’s common stock for each Vested DPU.  Such dividend equivalent payments are to be paid in cash as ordinary compensation income as and when common stock dividends are paid by the Company, provided, however, that the Company may elect to accumulate such dividend equivalent payments for later payment not less often than annually.

The performance vesting provisions of the DPUs are based on relative achievement within an established performance measure range of the Company’s EBITDA before deduction of the stock-based compensation expense for the Vested DPUs (“Adjusted Global EBITDA”) for the Measurement Year. For fiscal year 2015, the performance vesting provisions for the DPUs were established as set forth in the table below:

Adjusted Global EBITDA[1]	Applicable Percentage
> $77,750,000	100%
$77,750,000	100%
$74,243,000	5%
< $74,243,000	0%
$74,058,000*	0%
* Implied zero percentage achievement level.

[1]

The calculation of Adjusted Global EBITDA accounts for full payment of all Incentive Compensation earned for the fiscal year. On the other hand, the maximum goal for Level C under the Performance Incentive Program set forth in the table on page 21 does not account for payment of any Level C Incentive Compensation. As a result, the minimum amount included in the table above is less than the amount included in the table on page 21 as the maximum Level C goal for Global EBITDA.

The Applicable Percentage will be determined on a straight line sliding scale from the implied zero percentage achievement level to the maximum 100% Applicable Percentage achievement level, but the Applicable Percentage shall not be less than 5%. For purposes of determining the Applicable Percentage, the calculated percentage is to be rounded to the nearest tenth of one percent and rounded upward from the midpoint.  The number of Vested DPUs is to be rounded to the nearest whole unit and rounded upward from the midpoint.

Equity Awards – Fiscal Year 2015

For fiscal year 2015, equity awards to our executive officers were granted to satisfy goals for executive officer retention, to provide incentives for current and future performance, and to meet objectives for overall levels of compensation and pay mix. RSU and MSU awards were granted to the NEOs by the Committee in October 2014 and DPU awards were granted to the NEOs in November 2014. All of the equity awards are set forth below in the table under the heading, Grants of Plan-Based Awards - Fiscal Year 2015. In establishing award levels for the NEOs for fiscal year 2015, the Committee placed emphasis on long-term retention goals and desired incentives for current and future contributions. The RSU and MSU awards to our CEO were, consistent with past practice, larger than the awards to the other NEOs in recognition of his higher level of responsibility for overall Company performance and in reliance on market data that supports a higher level of equity compensation for our CEO.  The specific RSU award amounts and Target Number of shares covered by MSU awards were determined for each NEO based on an assessment of the NEO’s achievement of individual performance goals as well as Company performance for fiscal year 2014 in areas over which the NEO had particular influence.  The DPU award amounts were established by reference to each NEO’s Incentive Compensation opportunity amount – the share equivalent value of the DPUs awarded to each NEO as of the date of grant equals 50% of the NEO’s maximum Incentive Compensation opportunity amount for fiscal year 2015.

Market Share Unit Award Vesting for Three Fiscal Year Performance Achievement

On October 12, 2015, the Committee certified achievement of the performance measure applicable to MSU awards granted to the NEOs in October 2012. The Committee certified the Company’s relative TSR as compared to the Return for the Index for the performance Measurement Period ended August 31, 2015 for purposes of calculating the vested number of shares of the Company’s common stock for those MSU awards.  The relative TSR as compared to the Return for the Index (as an absolute percentage point difference) over the three fiscal year Measurement Period ending August 31, 2015 was 27.5%.  As a result, based on the table above in the description of the MSU awards, the Applicable Percentage of the Target Number of shares underlying the MSU awards granted in October 2012 was 200%.

For the MSU awards granted to the NEOs in October 2012, the NEOs were thus eligible to receive 200% of the Target Number of shares of the Company’s common stock underlying the MSU awards.  The following table sets forth the Target Number and vested number of shares underlying the MSU awards granted to each NEO in October 2012.

Executive Officer	Target Number	Vested Shares
Garry O. Ridge	6,373	12,746
Jay W. Rembolt	1,327	2,654
Michael L. Freeman	1,593	3,186
William B. Noble	1,115	2,230
Geoffrey J. Holdsworth	796	1,592

Deferred Performance Unit Award Vesting for Fiscal Year 2015 Performance Achievement

DPU awards granted to the NEOs for fiscal year 2015 lapsed without value to the NEOs.  Vesting of the DPUs would have required a level of Global EBITDA, determined for purposes of the Performance Incentive Program, in excess of the maximum Global EBITDA goal for Level C of the Performance Incentive Program as set forth in the table on page 21.    Since actual Global EBITDA for fiscal year 2015 was less than the maximum goal for Level C, the DPUs did not vest and they have lapsed.

BENEFITS AND PERQUISITES

As is the case with most Company employees, the NEOs are provided with standard health and welfare benefits, and, for the NEOs other than Mr. Noble and Mr. Holdsworth, the opportunity to participate in the WD-40 Company Profit Sharing/401(k) Plan (the “Plan”). The Plan serves to provide our executive officers, including the eligible NEOs, with tax-advantaged retirement savings as an additional component of overall compensation. Employees have the right to invest the Company’s contributions to the Plan in a Company Stock Fund invested in shares of the Company’s common stock as an alternative to other investment choices available under the Plan.  For Mr. Noble and Mr. Holdsworth, the Company provides contributions to local retirement programs for their benefit.

The Company maintains individual Supplemental Death Benefit Plan agreements with each of the NEOs other than Mr. Noble and Mr. Holdsworth.  The Company’s Supplemental Death Benefit Plan agreement obligations are funded by life insurance policies owned by the Company.

The Company also provides leased vehicles to its executive officers and private health insurance for Mr. Noble in excess of coverage available to other Company employees in the United Kingdom. The costs associated with the perquisites and other personal benefits provided to the NEOs are included in the Summary Compensation Table below and they are separately identified in the footnote disclosure of such perquisites and other personal benefits included with the Summary Compensation Table.

The Committee considers the cost of the foregoing health and welfare benefits and perquisites in connection with its approval of the total compensation for each of our NEOs. All such costs are considered appropriate in support of the Committee’s objective of attracting and retaining high quality executive officers because they are common forms of compensation for senior executives and are expected by such executives when they consider competing compensation packages.

POST-EMPLOYMENT OBLIGATIONS

The Company has change of control severance agreements with each of the NEOs. The specific terms of the agreements are described in detail below under the heading, Change of Control Severance Agreements. The agreements were entered into with our executive officers after extensive review by the Committee and the Board of Directors and negotiation with the executive officers to replace previously existing employment agreements. Consideration was given to possible inclusion of severance compensation to be paid to the executive officers in the event of their termination of employment without cause (or for good reason) without regard to the existence of a change of control of the Company. No such provisions were included and severance compensation is payable only following a termination of employment without “cause” or for “good reason” within two years following a “change of control” of the Company (as the quoted terms are defined in the severance agreements).

The Committee believes that the change of control severance agreements help ensure the best interests of stockholders by fostering continuous employment of key management personnel. As is the case in many public companies, the possibility of an unsolicited change of control exists. The uncertainty among management that can arise from a possible change of control can result in the untimely departure or distraction of key executive officers. Reasonable change of control severance agreements reinforce continued attention and dedication of executive officers to their assigned duties and support the Committee’s objective of retaining high quality executives.

OVERALL REASONABLENESS OF COMPENSATION

The Committee believes that the Company is achieving its compensation objectives and, in particular, rewards executive officers for driving operational success and stockholder value creation. Based on reviews of tally sheets and a “pay-for-performance” analysis by the Committee, and in light of the Company’s compensation objectives, the Committee and the Board of Directors believe that the pay mix and target pay position relative to market for each of the NEOs are reasonable and appropriate. The “pay-for-performance” analysis includes a review of the individual components of executive officer compensation that are tied to Company performance, as measured by identified performance metrics as well as the price of the Company’s common stock. In particular, the Committee reviews executive officer Incentive Compensation to determine whether it appropriately rewards achievement of specific target levels of Company performance and does not otherwise provide rewards in the absence of reasonable measures of individual and Company success. Similarly, with respect to equity awards, the Committee considers the effectiveness of such awards in providing a reasonable incentive to the executive officers to increase profits (as measured by Regional and Global EBITDA) and total stockholder return without inappropriately rewarding the executive officers if performance targets are not achieved over the long term.

The following table sets forth the total compensation for each of our NEOs (as reported based on cash compensation received as base salary and earned Incentive Compensation plus the grant date fair value of equity awards other than the DPUs) for fiscal year 2015, together with the relative market percentile for each NEO.

Executive Officer	Base Salary	Annual Earned Incentive Compensation	Grant Value of Stock Awards[1]	Total Compensation	Present Value of Total Compensation Received as a Percentage of Market Median
Garry O. Ridge	$ 642,416	$ 261,407	$ 686,446	$ 1,590,269	90%
Jay W. Rembolt	$ 308,664	$ 75,360	$ 158,322	$ 542,346	101%
Michael L. Freeman	$ 332,585	$ 99,729	$ 158,322	$ 590,636	105%
William B. Noble[2]	$ 348,976	$ -	$ 116,113	$ 465,089	99%
Geoffrey J. Holdsworth[3]	$ 231,107	$ 69,332	$ 79,089	$ 379,528	100%

[1]

Stock Awards are reported at their grant date fair values. The grant date fair values of DPU awards granted to the NEOs have been excluded since the DPUs lapsed without value to the NEOs as of the end of the fiscal year. Information concerning such awards for fiscal year 2015 is set forth below in the table under the heading, Grants of Plan-Based Awards -  Fiscal Year 2015.

[2]	Mr. Noble’s salary and Incentive Compensation amounts have been converted from Great Britain pounds sterling (“GBP”) at an average annual exchange rate for fiscal year 2015 of $1.5658 per GBP.
[3]	Mr. Holdsworth’s salary and Incentive Compensation amounts have been converted from Australian dollars (“AUD”) at an average annual exchange rate for fiscal year 2015 of $0.8162 per AUD.

For fiscal year 2015, total compensation for our NEOs was assessed by the Committee’s compensation consulting firm. As noted in the table above, total compensation for the NEOs ranged from 90% to 105% of the market median compensation level for each position as determined by the Committee’s compensation consulting firm. The levels of compensation are considered by the Committee to be in line with target compensation levels for the NEOs in a year in which the Company’s performance was somewhat mixed. These market position comparisons are based on the blended analysis from the Committee’s compensation consultant which incorporates peer group proxy analysis and a general industry survey data as discussed above under the heading, Compensation Benchmarking.

OTHER COMPENSATION POLICIES

EXCHANGE ACT RULE 10b5-1 TRADING PLANS AND INSIDER TRADING GUIDELINES

The Company maintains insider trading guidelines, including transaction pre-approval requirements, applicable to our officers and directors required to report changes in beneficial ownership under Section 16 of the Exchange Act as well as certain other employees who can be expected to have access to material non-public information concerning the Company. These insider trading guidelines also require pre-approval of all trading plans adopted pursuant to Rule 10b5-1 promulgated under the

Exchange Act. To avoid the potential for abuse, the Company’s policy with respect to such trading plans is that, once adopted, trading plans are not subject to change or cancellation. Any such change or cancellation of an approved trading plan by an executive officer, director or employee covered by the Company’s insider trading guidelines in violation of the policy will result in the Company’s refusal to approve future trading plan requests for that person.

EXECUTIVE OFFICER STOCK OWNERSHIP GUIDELINES

The Board of Directors has approved guidelines for executive officer ownership of the Company’s common stock. The guidelines specify that each executive officer will be expected to attain, within a period of five years from the later of the date of election of the executive officer or the date of adoption of the guidelines, and to maintain thereafter, equity ownership in the Company valued at not less than one times his or her current base salary for executive officers other than our CEO and two times the current base salary for our CEO. Valuation for purposes of the guidelines is to be determined at the higher of cost or current fair market value for shares of the Company’s common stock held outright and shares underlying vested RSUs and DPUs then held. Vested stock options are valued on a net after tax basis assuming a 45% marginal tax rate on the stock option value equal to the current market price for the Company’s common stock less the option exercise price.

The Board of Directors believes that the stock ownership guidelines serve to improve alignment of the interests of our executive officers and the Company’s stockholders. At the present time, all of the NEOs have exceeded the expected level of stock ownership.

As noted above under the heading Equity Compensation, the NEOs receive both time-vesting RSU awards and performance-based vesting MSU and DPU awards. As the RSU and MSU awards vest, shares of the Company’s common stock are issued to the NEOs and these shares may then be sold or retained, subject to the stock ownership guidelines described above.  Vested DPU awards provide for deferred issuance of shares to the NEOs upon termination of employment.  Outstanding unvested RSU and MSU awards held as of August 31, 2015 by the NEOs are set forth, together with stock options granted for fiscal years prior to 2009, in the table below under the heading, Outstanding Equity Awards at 2015 Fiscal Year End. Each of the NEOs, other than Mr. Rembolt, hold vested RSU awards that must be retained until termination of employment as noted above in the footnotes to the tables under the heading, Security Ownership of Directors and Executive Officers.

TAX CONSIDERATIONS

Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) limits the deductibility of compensation payable in any tax year to certain covered executive officers (generally limited to the NEOs, but presently excluding the CFO pursuant to current Treasury Department guidance). Section 162(m) of the Code generally provides that a publicly-held company cannot deduct compensation paid to its most highly paid executive officers to the extent that such compensation exceeds $1 million per officer per taxable year. Compensation that is “performance-based” within the meaning of the Code does not count toward the $1 million limit. Compensation paid in fiscal year 2015 to the NEOs pursuant to the WD-40 Company Performance Incentive Compensation Plan most recently approved by the stockholders at the Company’s 2012 Annual Meeting of Stockholders is intended to qualify as “performance-based” compensation. In addition, vested shares under MSU awards and vested DPU awards are intended to qualify as “performance-based” compensation.

While the Compensation Committee attempts to maximize the deductibility of compensation paid to the NEOs, the Committee retains the flexibility necessary to provide total compensation in line with competitive practice, the Company’s compensation philosophy, and the interests of stockholders. Therefore, the Company may from time to time pay compensation to its executive officers that may not be deductible under Section 162(m).

ACCOUNTING CONSIDERATIONS

We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”) for our stock-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and restricted stock awards, based on the grant date fair value of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of WD-40 Company’s Board of Directors has reviewed and discussed with management of the Company the Compensation Discussion and Analysis included in this proxy statement and the Company’s annual report on Form 10-K for the year ended August 31, 2015, and, based upon that review and discussion, recommended to the board that it be so included.

Compensation Committee

Richard A. Collato, Chair

Peter D. Bewley

Mario L. Crivello

Linda A. Lang

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s stock, to file with the Securities Exchange Commission initial reports of stock ownership and reports of changes in stock ownership. Reporting persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company during the last fiscal year and written representations that no other reports were required, except as described below, all Section 16(a) requirements were complied with by all persons required to report with respect to the Company’s equity securities during the last fiscal year.

On October 14,  2015, Giles H. Bateman filed a report on Form 5 to report previously unreported shares acquired as a result of a dividend reinvestment on August 1, 2014.

On October 14,  2015, Gregory A. Sandfort filed a report on Form 5 to report previously unreported shares acquired as a result of dividend reinvestments on January 31, 2014, April 30, 2014, and July 31, 2014.

EXECUTIVE COMPENSATION

None of our executive officers has an employment agreement or other arrangement, whether written or unwritten, providing for a term of employment or compensation for services rendered other than under specific plans or programs described herein.

For fiscal year 2015, our executive officers received a base salary amount established by the Compensation Committee of the Board of Directors at the beginning of the fiscal year. In addition, each employee of the Company, including each executive officer, may receive Incentive Compensation under a Performance Incentive Program established at the beginning of the fiscal year by the Company and, for our executive officers, by the Committee. A complete description of the Performance Incentive Program is provided in the Compensation Discussion and Analysis section of this proxy statement under the heading, Performance Incentive Program. Information regarding the target and maximum potential Incentive Compensation payable under the Performance Incentive Program for fiscal year 2015 is provided below in the table under the heading, Grants of Plan-Based Awards -  Fiscal Year 2015. The actual payouts under the Performance Incentive Program for fiscal year 2015 and further details regarding the program are provided in the Compensation Discussion and Analysis section of this proxy statement.

SUMMARY COMPENSATION TABLE

The following table shows information for the three fiscal years ended August 31, 2015, August 31, 2014 and August 31, 2013, concerning the compensation of our CEO, our CFO and the three most highly compensated executive officers other than the CEO and CFO as of the end of fiscal year 2015 (collectively, the “Named Executive Officers” or “NEOs”).

Name and Principal Position	Year	Salary	Stock Awards[1]	Non-Equity Incentive Plan Compensation[2]	All Other Compensation[3]	Total
Garry O. Ridge	2015	$ 642,416	$ 1,002,785	$ 261,407	$ 90,867	$ 1,997,475
President and	2014	626,747	642,682	470,089	81,286	1,820,804
Chief Executive Officer	2013	601,747	546,039	571,815	72,805	1,792,406

Jay W. Rembolt	2015	$ 308,664	$ 249,467	$ 75,360	$ 84,973	$ 718,464
Vice President, Finance,	2014	301,136	160,565	135,397	80,251	677,349
Treasurer and Chief Financial Officer	2013	275,010	113,697	156,710	77,977	623,394

Michael L. Freeman	2015	$ 332,585	$ 256,605	$ 99,729	$ 81,392	$ 770,311
Division President,	2014	324,473	160,565	146,013	80,615	711,666
the Americas	2013	310,500	136,489	176,918	78,849	702,756

William B. Noble[4]	2015	$ 348,976	$ 224,690	$ -	$ 115,984	$ 689,650
Managing Director, EMEA	2014	358,555	117,823	141,426	120,394	738,198
	2013	325,284	95,533	185,462	76,760	683,039

Geoffrey J. Holdsworth[5]	2015	$ 231,107	$ 155,807	$ 69,332	$ 80,043	$ 536,289
Managing Director, Asia-Pacific	2014	251,976	80,283	113,483	$ 84,316	$ 530,058
	2013	273,982	68,201	135,992	93,536	$ 571,711

[1]

Stock Awards for fiscal years 2015, 2014 and 2013 are reported at their grant date fair values. Grant date fair value assumptions and related information is set forth in Note 13, Stock-based Compensation, to the Company’s financial statements included in the Company’s annual report on Form 10-K filed on October 22, 2015.  Stock Awards consisting of market share units (“MSUs”) awarded in fiscal years 2015, 2014 and 2013 are included based on the value of 100% of the target number of shares of the Company’s common stock to be issued upon achievement of the applicable performance measure. Stock Awards consisting of deferred performance units (“DPUs”) awarded in fiscal year 2015 are included based on the value of 100% of the maximum number of shares of the Company’s common stock to be issued upon achievement of the applicable performance measure. For achievement of the highest level of the applicable performance measure for the MSUs, NEOs will receive 200% of the target number of shares. For fiscal years 2015 and 2014, the total amounts for Stock Awards would have been reported for each NEO as follows based on zero DPUs actually vested for fiscal year 2015 and based on the maximum number of shares to be received pursuant to MSU awards for such years based on the grant date fair values for such awards: $1,379,268 and $997,620, respectively, for Mr. Ridge; $336,299 and $249,241, respectively, for Mr. Rembolt; $343,437 and $249,241, respectively, for Mr. Freeman; $288,372 and $182,894, respectively, for Mr. Noble; and $199,183 and $124,621 respectively for Mr. Holdsworth. Based on the actual number of vested MSU awards for those MSU awards granted in fiscal year 2013, for which the applicable performance measurement period ended August 31, 2015 (see the Compensation Discussion and Analysis section under the heading, Equity Compensation, for details relating to the vesting of MSUs awarded for fiscal year 2013), the total amounts for Stock Awards for fiscal year 2013 for each of the NEOs would have been as follows: $807,650 for Mr. Ridge; $168,171 for Mr. Rembolt; $201,881 for Mr. Freeman; $141,304 for Mr. Noble; and $100,877 for Mr. Holdsworth.

[2]

Amounts reported as Non-Equity Incentive Plan Compensation represent Incentive Compensation payouts under the Company’s Performance Incentive Program as described in the narrative preceding the Summary Compensation Table and in the Compensation Discussion and Analysis section of this proxy statement. Threshold, target and maximum payouts for each of the NEOs for fiscal year 2015 are set forth below in the table under the heading, Grants of Plan-Based Awards -  Fiscal Year 2015.

SUMMARY COMPENSATION TABLE (Continued)

[3]

All Other Compensation for each of the NEOs includes, among other nominal cost benefits, group medical, dental, vision, wellness, and life insurance benefit costs for each NEO other than Mr. Noble and supplemental health insurance costs for Mr. Noble (“welfare benefit costs”); employer profit sharing and matching contributions to the Company’s 401(k) Profit Sharing Plan for each NEO other than Messrs. Noble and Holdsworth and a U.K. employer retirement benefit contribution for Mr. Noble and an Australia employer retirement plan contribution for Mr. Holdsworth; and vehicle allowance costs which include lease or depreciation expense, fuel, maintenance and insurance costs for each NEO other than Mr. Noble and a cash allowance and fuel for Mr. Noble. For fiscal year 2015, the welfare benefit costs for each NEO were as follows: Mr. Ridge - $28,550;  Mr. Rembolt - $27,015;  Mr. Freeman - $22,911;  Mr. Noble - $11,962;  and Mr. Holdsworth - $9,765.  For fiscal year 2015, the total employer 401(k) profit sharing and matching contributions for each of the NEOs other than Messrs. Noble and Holdsworth was $44,167.  Mr. Noble’s employer retirement benefit contribution was $83,752. Mr. Holdsworth’s employer retirement benefit contribution was $34,664. The vehicle allowance costs for each NEO for fiscal year 2015 were as follows: Mr. Ridge - $18,150; Mr. Rembolt - $13,791; Mr. Freeman - $14,314; Mr. Noble - $20,270; and Mr. Holdsworth - $35,614.

[4]

Mr. Noble’s Salary, Non-Equity Incentive Plan Compensation and All Other Compensation for each fiscal year have been converted from Great Britain pounds sterling (“GBP”) at average annual exchange rates for the year as follows: for fiscal year 2015 at $1.5658 per GBP, for fiscal year 2014 at $1.6490 per GBP, and for fiscal year 2013 at $1.5633 per GBP.

[5]

Mr. Holdsworth’s Salary, Non-Equity Incentive Plan Compensation and All Other Compensation for each fiscal year have been converted from Australian dollars (“AUD”) at average annual exchange rates for the year as follows: for fiscal year 2015 at $0.8162 per AUD, for fiscal year 2014 at $0.9166 per AUD, and for fiscal year 2013 at $1.0116 per AUD.

GRANTS OF PLAN-BASED AWARDS -  FISCAL YEAR 2015

In December 2007, the Company’s stockholders approved the WD-40 Company 2007 Stock Incentive Plan to authorize the issuance of stock-based compensation awards to employees, directors and consultants. In addition to base salary and the Performance Incentive Compensation, for fiscal year 2015 the executive officers were granted RSU,  MSU and DPU awards under the Stock Incentive Plan. A description of the restricted stock unit (“RSU”) awards, market share unit (“MSU”) awards and deferred performance unit (“DPU”) awards is provided above in the Compensation Discussion and Analysis section under the heading, Equity Compensation.

Information concerning the grant of RSU, MSU and DPU awards to the NEOs is provided in the following Grants of Plan-Based Awards table. The table also contains information with respect to Performance Incentive Program opportunity awards for fiscal year 2015 as described above in the Compensation Discussion and Analysis section under the heading, Performance Incentive Program. The table provides threshold, target and maximum payout information relating to the Company’s fiscal year 2015 Performance Incentive Program.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units[3] (#)	Grant Date Fair Value of Stock and Options Awards[4] ($)
Garry O. Ridge	10/13/2014	$ 1	$ 321,208	$ 642,416
	10/13/2014				2,382	4,765	9,530		$ 376,483
	10/13/2014							4,765	$ 309,963
	11/14/2014				210		4210		$ 316,339

Jay W. Rembolt	10/13/2014	$ 1	$ 92,599	$ 185,198
	10/13/2014				549	1,099	2,198		$ 86,832
	10/13/2014							1,099	$ 71,490
	11/14/2014				60		1,213		$ 91,145

Michael L. Freeman	10/13/2014	$ 1	$ 99,776	$ 199,551
	10/13/2014				549	1,099	2,198		$ 86,832
	10/13/2014							1,099	$ 71,490
	11/14/2014				65		1,308		$ 98,283

William B. Noble[5]	10/13/2014	$ 1	$ 104,693	$ 209,386
	10/13/2014				403	806	1,612		$ 63,682
	10/13/2014							806	$ 52,431
	11/14/2014				72		1,445		$ 108,577

Geoffrey J.	10/13/2014	$ 1	$ 69,332	$ 138,664
Holdsworth[6]	10/13/2014				274	549	1,098		$ 43,376
	10/13/2014							549	$ 35,713
	11/14/2014				51		1,021		$ 76,718

[1]

The Estimated Future Payouts Under Non-Equity Incentive Plan Awards represent Threshold, Target and Maximum payouts under the WD-40 Company Performance Incentive Plan for Incentive Compensation payable for fiscal year 2015 performance. The Target amount represents fifty percent of the Maximum payout for each NEO. The Maximum amount represents the bonus opportunity for each NEO that assumes full achievement of the performance measures for Level  A of the Performance Incentive Program (as more fully discussed above in the Compensation Discussion and Analysis section under the heading, Performance Incentive Program) and attainment by the Company of a level of Global EBITDA sufficient to maximize such payouts under Level C of the Performance Incentive Program.

GRANTS OF PLAN-BASED AWARDS - FISCAL YEAR 2015 (Continued)

[2]

The Estimated Future Payouts Under Equity Incentive Plan Awards represent the Threshold, Target and Maximum number of shares to be issued upon performance vesting of MSU and DPU awards as described in the Compensation Discussion and Analysis section under the heading, Equity Compensation. There is no applicable Target number of shares for DPU awards to be earned by the NEOs.

[3]	All Other Stock Awards represent RSUs described in the Compensation Discussion and Analysis section under the heading, Equity Compensation.
[4]	Information relating to the Grant Date Fair Value of Stock Awards is included in footnote 1 to the Summary Compensation Table above.
[5]

The Target and Maximum amounts for Mr. Noble’s Estimated Future Payouts Under Non-Equity Incentive Plan Awards have been converted from Great Britain pounds sterling (“GBP”) at an average annual exchange rate for fiscal year 2015 of $1.5658 per GBP.

[6]

The Target and Maximum amounts for Mr. Holdsworth’s Estimated Future Payouts Under Non-Equity Incentive Plan Awards have been converted from Australian dollars (“AUD”) at an average annual exchange rate for fiscal year 2015 of $0.8162 per AUD.

OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR END

The following table provides detailed information concerning the unexercised stock options and RSU and MSU awards that were not vested as of the end of the last fiscal year for each of the NEOs.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[1]	Market Value of Shares or Units of Stock That Have Not Vested ($)[2]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)[3]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[4]
Garry O. Ridge					9,884	$ 827,686	15,709	$ 1,315,472
	-	-
Total	-	-			9,884	$ 827,686	15,709	$ 1,315,472

Jay W. Rembolt					2,289	$ 191,681	3,568	$ 298,784
	5,000	-	35.99	10/17/16
	6,160	-	36.03	10/16/17
Total	11,160	-			2,289	$ 191,681	3,568	$ 298,784

Michael L. Freeman					2,376	$ 198,966	3,834	$ 321,059
	-	-
Total	-	-			2,376	$ 198,966	3,834	$ 321,059

William B. Noble					1,726	$ 144,535	2,759	$ 231,039
	-	-
Total	-	-			1,726	$ 144,535	2,759	$ 231,039

Geoffrey J.					1,187	$ 99,399	1,916	$ 160,446
Holdsworth	-	-
Total	-	-			1,187	$ 99,399	1,916	$ 160,446

[1]	Represents RSU awards to the NEOs that were not vested as of the fiscal year end.
[2]

The Market Value of the RSU awards that were not vested as of the fiscal year end was $83.74 per unit, determined by reference to the closing price for the Company’s common stock as of August 31, 2015.

[3]

Represents the target number of shares to be issued with respect to MSU awards granted to the NEOs that were not vested as of the fiscal year end. The target number of shares to be issued with respect to MSU awards equals the number of shares to be issued with respect to the MSU  awards upon achievement of the target level of achievement for such MSU awards which is a TSR equal to that of the Index as described above in the Compensation Discussion and Analysis section under the heading, Equity Compensation.

[4]

The Market Value of the target number of shares to be issued with respect to unvested MSU awards at fiscal year end was $83.74 per share, determined by reference to the closing price for the Company’s common stock as of August 31, 2015.

OPTION EXERCISES AND STOCK VESTED -  FISCAL YEAR 2015

The following table sets forth the number of shares of the Company’s common stock acquired on exercise of stock options in the Company’s last fiscal year and the aggregate dollar value realized on exercise of such stock options for the NEOs. The table also sets forth the number of shares of the Company’s common stock acquired upon the vesting of RSU awards in the Company’s last fiscal year and the aggregate dollar value realized with respect to such vested RSU awards.

	Option Awards		Stock Awards
Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise[1] ($)	Number of Shares Acquired on Vesting[2] (#)	Value Realized on Vesting[3] ($)
Garry O. Ridge	20,000	$ 1,000,000	5,233	$ 392,318
Jay W. Rembolt	6,000	$ 324,659	1,300	$ 97,461
Michael L. Freeman	-	$ -	1,388	$ 104,058
William B. Noble	-	$ -	969	$ 72,646
Geoffrey J. Holdsworth	-	$ -	773	$ 57,952

[1]

The Value Realized on Exercise is calculated by subtracting the aggregate exercise price for the shares of the Company’s common stock acquired upon exercise of the stock options from the fair market value price of such shares as of the date of exercise. The fair market value price of each share at exercise is determined by the actual trade price for the share if sold in a cashless exercise transaction, otherwise by the closing price as of the date of exercise.

[2]	The Number of Shares Acquired on Vesting for each NEO includes shares of the Company’s common stock issued upon vesting of RSU awards on October 21, 2014.
[3]

The Value Realized on Vesting for shares of the Company’s common stock issued on October 21, 2014 is calculated based on the number of vested RSU awards multiplied by the closing price of $74.97 for the Company’s common stock as of that date

SUPPLEMENTAL DEATH BENEFIT PLANS AND SUPPLEMENTAL INSURANCE BENEFITS

The Company maintains Supplemental Death Benefit Plans for the NEOs other than Mr. Noble and Mr. Holdsworth. Under the death benefit plan agreements, the NEO’s designated beneficiary or estate, as applicable, will receive a death benefit equal to the NEO’s then current base salary in the event of his death prior to retirement from the Company. All of the NEOs are also eligible to receive life insurance benefits offered to all employees of the Company and, in the case of Mr. Noble, to all employees of the Company’s U.K. subsidiary.

The death benefits under the Supplemental Death Benefit Plans are not formally funded but the Company has purchased key man life insurance policies owned by the Company to cover its benefit obligations. The Board of Directors has determined which key employees participate in the plans and the amount of the benefit payable for each participant. Non-employee directors do not have death benefit plan agreements.

Based upon their fiscal year 2015 base salaries, the supplemental death benefit to be provided to the NEOs other than Mr. Noble and Mr. Holdsworth as of the end of fiscal year 2015 would have been as set forth in the following table.

Executive Officer	Death Benefit
Garry O. Ridge	$ 642,416
Jay W. Rembolt	$ 308,664
Michael L. Freeman	$ 332,585
William B. Noble	$ -
Geoffrey J. Holdsworth	$ -

CHANGE OF CONTROL SEVERANCE AGREEMENTS

Each executive officer serves at the discretion of the Board of Directors. On February 14, 2006, the Company entered into Change of Control Severance Agreements (“Severance Agreements”) with each of the executive officers identified in the Summary Compensation Table above, with the exception of Mr. Rembolt. On October 16, 2008, the Company entered into a Severance Agreement with Mr. Rembolt. The Severance Agreements provide that each executive officer will receive certain severance benefits if his employment is terminated without “Cause” or if he resigns for “Good Reason”, as those terms are defined in the Severance Agreements, within two years after a “Change of Control” as defined in the Severance Agreements and summarized below. If the executive officer’s employment is terminated during the aforementioned two-year period by the Company without “Cause” or by the executive officer for “Good Reason”, the executive officer will be entitled to a lump sum payment (subject to limits provided by reference to Section 280G of the Internal Revenue Code which limits the deductibility of certain payments to executives upon a change in control) of twice the executive officer’s salary, calculated based on the greater of the executive officer’s then current annual salary or a five-year average, plus twice the executive officer’s earned Incentive Compensation, calculated based on the greater of the most recent annual earned Incentive Compensation or a five-year average. Further, any of the executive officer’s outstanding stock options and other equity incentive awards that are not then fully vested  (with the exception of DPU awards), will be accelerated and vested in full following such termination of employment within such two-year period and the executive officer will be entitled to continuation of health and welfare benefits under the Company’s then existing benefit plans or equivalent benefits for a period of up to two years from the date of termination of employment. No employment rights or benefits other than the change of control severance benefits described in this paragraph are provided by the Severance Agreements.

For purposes of the Severance Agreements and subject to the express provisions and limitations contained therein, a “Change of Control” means a transaction or series of transactions by which a person or persons acting together acquire more than 30% of the Company’s outstanding shares; a change in a majority of the incumbent members of the Company’s Board of Directors as specified in the Severance Agreements, a reorganization, merger or consolidation as specified in the Severance Agreements or a sale of substantially all of the assets or complete liquidation of the Company. As specified more particularly in the Severance Agreements, a “Change of Control” does not include a reorganization, merger or consolidation or a sale or liquidation where a majority of the incumbent members of the Company’s Board of Directors continue in office and more than 60% of the successor company’s shares are owned by the Company’s pre-transaction stockholders.

The Severance Agreements have a term of two years, subject to automatic renewal for successive two year periods unless notice of non-renewal is provided by the Company’s Board of Directors not less than six months prior to the end of the current term. The term of the Severance Agreements will be automatically extended for a term of two years following any “Change of Control.”

The following table sets forth the estimated amounts payable to each of the NEOs pursuant to their respective Severance Agreements on the assumption that the employment of each NEO was terminated without “Cause” or otherwise for “Good Reason” effective as of the end of fiscal year 2015 following a “Change of Control” as provided for in the Severance Agreements. The table also includes the value, as of the end of the fiscal year, of all RSU and MSU awards that were not vested as of the end of fiscal year 2015.

Executive Officer	Severance Pay[1]	Welfare Benefits[2]	Accelerated Vesting of RSUs and MSUs[3]	Total Change of Control Severance Benefits
Garry O. Ridge	$ 2,225,010	$ 51,276	$ 2,143,158	$ 4,419,444
Jay W. Rembolt	$ 888,122	$ 50,876	$ 490,465	$ 1,429,463
Michael L. Freeman	$ 957,196	$ 42,476	$ 520,025	$ 1,519,697
William B. Noble	$ 980,804	$ 12,113	$ 375,574	$ 1,368,491
Geoffrey J. Holdsworth	$ 689,180	$ 19,530	$ 259,845	$ 968,555

[1]	For each NEO, Severance Pay includes two times the reported Salary for fiscal year 2015 plus two times the reported Non-Equity Incentive Plan Compensation for fiscal year 2014.
[2]

For each NEO, Welfare Benefits includes an estimate of the Company’s cost to provide two years of continuation coverage under the Company’s welfare benefit plans, which does not include life insurance or long-term disability insurance.

[3]

The value included for accelerated vesting of RSU and MSU awards equals the value of the RSU and MSU awards that were not vested at $83.74 for each RSU and MSU based on the closing price for the Company’s common stock as of August 31, 2015. MSUs are valued for this purpose based upon the Target Number of shares of the Company’s common stock to be issued with respect to the MSUs as described above in the Compensation Discussion and Analysis section under the heading, Equity Compensation, in the event of the acceleration of vesting thereof pursuant to the NEOs’ Severance Agreements and MSU Award Agreements.

AUDIT COMMITTEE REPORT

Each year the Board of Directors appoints an Audit Committee to fulfill regulatory requirements and to assist the Board in oversight of the Company’s financial reporting, internal control functions and audit process. Each member of the Audit Committee meets the independence requirements set by the Nasdaq Stock Market.

The responsibilities of the Audit Committee include the selection and appointment of an independent registered public accounting firm to be hired as the Company’s independent accountants. The Audit Committee is also responsible for recommending to the Board that the Company’s consolidated financial statements be included in its annual report on Form 10-K.

With respect to the preparation and audit of the Company’s consolidated financial statements, management is responsible for the preparation of the financial statements; the establishment of accounting and financial reporting principles; the establishment of disclosure controls and procedures; the establishment of internal control over financial reporting; the evaluation of the effectiveness of both disclosure controls and procedures and internal control over financial reporting; and the evaluation of changes in internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion as to whether the consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee has reviewed the consolidated financial statements of the Company for the fiscal year ended August 31, 2015. The Audit Committee has discussed the preparation of the consolidated financial statements with management and with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, and the Audit Committee has met separately with PricewaterhouseCoopers LLP and with management to discuss issues relating to the preparation and audit of the financial statements.

For the fiscal year ended August 31, 2015, management has completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee has been kept apprised of management’s activities in the completion of such work and evaluation and the Audit Committee has provided oversight and advice with respect to the process undertaken by management. The Audit Committee will continue to oversee such work being undertaken by the Company for the fiscal year ending August 31, 2016.

The Audit Committee has taken the following steps in making its recommendation that the Company’s consolidated financial statements be included in its annual report on Form 10-K for the fiscal year ended August 31, 2015:

1.At regularly scheduled meetings of the Audit Committee, management and PricewaterhouseCoopers LLP provided periodic reports as to the work undertaken by the Company to complete the documentation, testing and evaluation of the Company’s system of internal control over financial reporting. Upon completion of such work and upon preparation of the Company’s consolidated financial statements for the fiscal year ended August 31, 2015, the Audit Committee reviewed a report provided by management on the effectiveness of the Company’s internal control over financial reporting;

2.The Audit Committee discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for the fiscal year ended August 31, 2015, those matters required to be discussed by Statement on Auditing Standards No. 61 and Public Company Accounting Oversight Board Auditing Standard No. 2, including information concerning the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process;

3.The Audit Committee discussed with PricewaterhouseCoopers LLP its independence and received from PricewaterhouseCoopers LLP a letter concerning independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure helped the Audit Committee in evaluating such independence;

4.The Audit Committee reviewed and discussed with the Company’s management and PricewaterhouseCoopers LLP the Company’s audited consolidated balance sheet at August 31, 2015, and the related consolidated statements of operations, of shareholders’ equity, of comprehensive income and of cash flows for the fiscal year ended August 31, 2015; and

5.The Audit Committee has reviewed PricewaterhouseCoopers LLP’s Report of Independent Registered Public Accounting Firm and Management’s Report on Internal Control over Financial Reporting included in the Company’s annual report on Form 10-K for the fiscal year ended August 31, 2015.

Based on the reviews and discussions explained above, the Audit Committee recommended to the Board that the Company’s consolidated financial statements be included in its annual report on Form 10-K for its fiscal year ended August 31, 2015. PricewaterhouseCoopers LLP has been selected to serve as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2016.

Audit Committee

Giles H. Bateman, Chair

Peter D. Bewley

Richard A. Collato

Neal E. Schmale

ITEM NO. 3

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company to audit the consolidated financial statements of the Company for fiscal year 2016. Although ratification by stockholders is not required by law, the Audit Committee has determined that it is desirable to request ratification of this selection by the stockholders. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee may reconsider its selection.

A majority of the votes of the common stock present or represented at the meeting is required for approval. Broker non-votes will be voted in favor of approval. PricewaterhouseCoopers LLP acted as the Company’s independent registered public accounting firm during the past fiscal year and, unless the Audit Committee appoints new independent accountants, PricewaterhouseCoopers LLP will continue to act in such capacity during the current fiscal year. It is anticipated that a representative of PricewaterhouseCoopers LLP will attend the Annual Meeting of Stockholders, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit products and services provided by the independent registered public accounting firm. These products and services may include audit services, audit-related services, tax services, software and other products or services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent accountants and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent public accountants in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. The possible effect on the independence of the public accountants is considered by the Audit Committee. There is no direct or indirect understanding or agreement that places a limit on current or future years’ audit fees or permissible non-audit products and services.

AUDIT FEES

PricewaterhouseCoopers LLP has provided audit services to the Company for each of the past two fiscal years. Audit fees consist of fees for professional services rendered for the audit of the Company’s consolidated annual financial statements, the review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements. The aggregate fees billed to the Company by PricewaterhouseCoopers LLP for audit services performed for the Company for the past two fiscal years were $819,074 for the year ended August 31, 2014, and $905,951 for the year ended August 31, 2015.

AUDIT-RELATED FEES

Audit-related services consist of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” No such audit-related services were performed by PricewaterhouseCoopers LLP or billed to the Company for the year ended August 31, 2014 or the year ended August 31, 2015.

TAX FEES

Tax fees consist of tax compliance, tax advice, tax consulting or tax planning services provided by PricewaterhouseCoopers LLP to the Company. The aggregate fees billed to date to the Company by PricewaterhouseCoopers LLP in connection with tax hedging policy documentation consulting services were  $7,500 for the year ended August 31, 2014, and primarily in connection with international tax planning, consulting services were $49,679 for the year ended August 31, 2015.

ALL OTHER FEES

Other fees for services provided by PricewaterhouseCoopers LLP for fiscal years 2014 and 2015 consisted of fees for access provided by PricewaterhouseCoopers LLP to its online research reference materials and fees associated with a U.K. generally accepted accounting principles (“GAAP”) impact assessment prepared by Pricewaterhouse Coopers LLP on behalf of the Company. The aggregate fees billed to the Company by PricewaterhouseCoopers LLP for other services performed for the Company were $8,444 for the year ended August 31, 2014 and $1,800 for the year ended August 31, 2015.

STOCKHOLDER PROPOSALS

Stockholder proposals must be received by the Company no sooner than May  2, 2016 and not later than July  1, 2016 to be included in the proxy statement and form of proxy for the next annual meeting. Any proposal submitted outside of these dates will be considered untimely in order to be considered at the Company’s 2016 Annual Meeting of Stockholders in accordance with the Company’s Bylaws.

By Order of the Board of Directors

Richard T. Clampitt

Corporate Secretary

Dated: October 29, 2015

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OR FORMS OF PROXY IN THE ENCLOSED ENVELOPE.

STOCKHOLDER MEETING NOTICE & ADMISSION TICKET

WD-40 Company's Annual Meeting of Stockholders will be held on December 8, 2015 at University of San Diego, Joan B. Kroc Institute for Peace & Justice, 5998 Alcalá Park, San Diego, CA 92110, at 2:00 p.m. Pacific Time. This meeting can be listened to live and in real-time on the internet at investor.wd40company.com.

WD-40 COMPANY ANNUAL MEETING LOCATION

University of San Diego, Joan B. Kroc Institute for Peace & Justice, 5998 Alcalá Park, San Diego, CA 92110

CAMPUS MAP

Joan B. Kroc
Institute for
Peace & Justice
LINDA VISTA ROAD
SECURITY KIOSK
WEST PARKING LOT

PARKING INFORMATION
Enter USD campus via the WEST ENTRANCE on LINDA VISTA ROAD
Stop at the entry kiosk to obtain a parking permit.
(If kiosk is not staffed it's still okay to park.)
Take first left after the kiosk into the WEST PARKING LOT.
Look for "Shuttle Pick-Up" signs - alternatively you can walk to the meeting.

University of San Diego

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

WD-40 COMPANY

Proxy — WD-40 Company

This Proxy Is Solicited On Behalf of the Board of Directors

The undersigned, revoking previous proxies for such stock, hereby appoints Neal E. Schmale and Richard T. Clampitt, and each of them, proxies of the undersigned, with power of substitution to each, to vote all stock of WD-40 Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the University of San Diego, Joan B. Kroc Institute for Peace & Justice, 5998 Alcalá Park, San Diego, CA 92110, December 8, 2015 at 2:00 p.m. and at any adjournments thereof.

If the undersigned is a participant in WD-40's 401(k) Plan, the undersigned also directs Fidelity Management Trust Company, as trustee under the plan, to vote all shares of WD-40 Common Stock allocated to the undersigned under the plan at the 2014 Annual Meeting in accordance with the instructions on the reverse side. (If you fail to give voting instructions to Fidelity Management Trust Company, it will not vote your shares in the plan.)

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the listed nominees and FOR Proposals 2 and 3.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

If you vote by telephone, Internet, or in person, please DO NOT mail back this proxy card.

(Continued and to be voted on reverse side.)